Filed pursuant to Rule 424(b)(5)

Registration No. 333-140732

333-140732-02

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
8.375% Secured Equipment Notes due 2014	$350,538,000	100%	$350,538,000	$13,776.14
Guarantees of 8.375% Secured Equipment Notes due 2014	$350,538,000	N/A	N/A	N/A (2)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.
(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.

Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-140732

333-140732-02

Prospectus Supplement

(To Prospectus dated December 10, 2007)

$350,538,000

CSX Transportation, Inc.

8.375% Secured Equipment Notes due 2014

Guaranteed by CSX Corporation

The 8.375% Secured Equipment Notes due 2014 (the “Notes”) will mature on October 15, 2014. Interest is payable on the Notes on April 15 and October 15 of each year, commencing April 15, 2009. Interest on the Notes will accrue from October 24, 2008. Principal payments on the Notes will be made in scheduled amounts on selected payment dates, commencing April 15, 2009 and continuing until the final maturity date of the Notes. See “Scheduled Payments” in this prospectus supplement.

CSX Transportation, Inc. (“CSXT”) may redeem some or all of the Notes at any time. The redemption prices are described under the caption “Description of Notes—Redemption with Premium.” Additionally, CSXT will be required to redeem a portion of the Notes upon a casualty occurrence with respect to the railroad equipment securing the Notes, unless CSXT elects to replace such equipment, and CSXT may redeem a portion of the Notes at its option in lieu of replacing worn out or unsuitable railroad equipment securing the Notes, in each case as set forth in this prospectus supplement.

The Notes will be secured by a security interest in certain railroad equipment owned by CSXT and will otherwise rank equally with all of CSXT’s unsecured and unsubordinated debt.

The Notes will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis by CSXT’s direct parent, CSX Corporation (together with its subsidiaries, “CSX”). This guarantee will rank equally with all existing and future unsecured senior obligations of CSX Corporation, and will be effectively subordinated to all future secured indebtedness of CSX Corporation to the extent of the assets securing that indebtedness. The guarantee will terminate upon the occurrence of certain events, as described under the caption “Description of Notes—Guarantee.”

The Notes will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons, registered in the name of a nominee for The Depository Trust Company. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Title of Securities	Principal Amount	Interest Rate	Final Payment Date	Price to Public (1)(2)	Proceeds to CSXT (2)
8.375% Secured Equipment Notes due 2014	$350,538,000	8.375%	October 15, 2014	100%	99.40%
(1)	Plus accrued interest from October 24, 2008 if settlement occurs after that.
(2)	The aggregate underwriting discounts are $2,103,228, which constitutes 0.60% of the principal amount of the Notes. The aggregate net proceeds of the offering of the Notes before deducting offering expenses to CSXT, are $348,434,772.

CSXT will not make any application to list the Notes on any securities exchange or to include them in any automated quotation system.

CSXT expects that delivery of the Notes will be made to investors on or about October 24, 2008, through the book-entry system of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, and Clearstream Banking, société anonyme.

Joint Book-Running Managers

Citi	Credit Suisse	JPMorgan

Senior Co-Managers

Barclays Capital	Deutsche Bank Securities	Morgan Stanley	UBS Investment Bank

Co-Managers

Mitsubishi UFJ Securities	Mizuho Securities USA Inc.	Scotia Capital

October 21, 2008

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. CSXT has not authorized anyone to provide you with different information. CSXT is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

Offers and sales of the Notes are subject to restrictions which are discussed in “Underwriting” below. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain other jurisdictions may also be restricted by law. In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, references to “dollars” and “$” are to U.S. dollars.

Prospectus Supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes that CSXT is offering and certain other matters relating to CSXT, the issuer of the Notes

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offered by this prospectus supplement, and CSX Corporation, CSXT’s direct parent and guarantor of the Notes. The second part is the base prospectus, which gives more general information about securities CSX Corporation may offer from time to time, some of which does not apply to the Notes that CSXT is offering. Generally, any reference to the prospectus is a reference to both parts of this document combined. If the description of the Notes in the prospectus supplement differs from the description in the base prospectus, the description in the prospectus supplement supersedes the description in the base prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, among others, statements regarding:

•	Expectations as to results of operations and operational improvements;

•	Expectations as to the effect of claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements on the CSX’s financial condition;

•

Management’s plans, goals, strategies and objectives for future operations and other similar expressions concerning matters that are not historical facts, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; and

•	Future economic, industry or market conditions or performance.

Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. CSX cautions against placing undue reliance on forward-looking statements, which reflect its good faith beliefs with respect to future events and are based on information currently available to it as of the date the forward-looking statement is made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved.

Forward-looking statements are subject to a number of risks and uncertainties and actual performance or results could differ materially from those anticipated by these forward-looking statements. CSX undertakes no obligation to update or revise any forward-looking statement. If CSX does update any forward-looking statement, no inference should be drawn that CSX will make additional updates with respect to that statement or any other forward-looking statements. The following important factors, in addition to those discussed elsewhere, may cause actual results to differ materially from those contemplated by these forward-looking statements:

•

Legislative, regulatory or legal developments involving transportation, including rail or intermodal transportation, the environment, hazardous materials, taxation, including the outcome of tax claims and litigation, the potential enactment of initiatives to re-regulate the rail industry and the ultimate outcome of shipper and rate claims subject to adjudication;

•	The outcome of litigation and claims, including, but not limited to, those related to fuel surcharge, environmental contamination, personal injuries and occupational illnesses;

•

Material changes in domestic or international economic or business conditions, including those affecting the transportation industry such as access to capital markets, ability to revise debt arrangements as contemplated, customer demand, customer acceptance of price increases, effects of adverse economic conditions affecting shippers and adverse economic conditions in the industries and geographic areas that consume and produce freight;

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•	Worsening conditions in the financial markets that may affect timely access to capital markets, as well as the cost of capital;

•	Changes in fuel prices, surcharges for fuel and the availability of fuel;

•	The impact of increased passenger activities in capacity-constrained areas or regulatory changes affecting when CSXT can transport freight or service routes;

•

Natural events such as severe weather conditions, including floods, fire, hurricanes and earthquakes, a pandemic crisis affecting the health of CSX’s employees, its shippers or the consumers of goods, or other unforeseen disruptions of CSX’s operations, systems, property or equipment;

•	An unintentional failure to comply with applicable laws or regulations;

•

The inherent risks associated with safety and security, including the availability and cost of insurance, the availability and vulnerability of information technology, adverse economic or operational effects from actual or threatened war or terrorist activities and any governmental response;

•	Competition from other modes of freight transportation, such as trucking and competition and consolidation within the transportation industry generally;

•	Labor costs and labor difficulties, including stoppages affecting either CSX’s operations or the customers’ ability to deliver goods to CSX for shipment;

•	CSX’s success in implementing its strategic plans and operational objectives and improving operating efficiency; and

•	Changes in operating conditions and costs or commodity concentrations.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified elsewhere in this prospectus, including the documents incorporated by reference, which are accessible on the SEC’s website at www.sec.gov and CSX’s website at www.csx.com.

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WHERE YOU CAN FIND MORE INFORMATION

CSX Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. CSX Corporation’s SEC filings are available to the public over the Internet at www.sec.gov. You may also read and copy any document that CSX Corporation files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows CSXT, as an issuer of debt securities to be guaranteed by CSX Corporation, to incorporate by reference the information that CSX Corporation files with the SEC, which means that CSXT can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that CSXT or CSX Corporation files later with the SEC will automatically update and supersede this information. CSXT incorporates by reference the documents listed below and any future filings made by CSXT or CSX Corporation with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until CSXT sells all of the Notes.

•	CSX Corporation’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007, filed with the SEC on February 22, 2008;

•	CSX Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2008, filed with the SEC on April 16, 2008;

•	CSX Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2008, filed with the SEC on July 16, 2008;

•	CSX Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2008, filed with the SEC on October 15, 2008; and

•

CSX Corporation’s Current Reports on Form 8-K filed with the SEC on March 17, 2008, March 24, 2008, March 27, 2008, May 9, 2008, June 13, 2008, June 20, 2008, June 24, 2008, June 30, 2008, July 16, 2008, July 29, 2008, August 1, 2008, August 5, 2008, September 19, 2008, September 22, 2008, September 24, 2008 and September 25, 2008.

You may request a copy of any filings referred to above, at no cost, by contacting CSX Corporation at the following address: Ellen M. Fitzsimmons, Senior Vice President—Law and Public Affairs, General Counsel and Corporate Secretary, CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

CSXT is also subject to the informational requirements of Title 49 of the United States Code and, accordingly, files reports and other information with the Surface Transportation Board of the United States Department of Transportation (the “STB”). Certain information concerning CSXT’s business and properties is disclosed in its Annual Report on Form R-1, which is filed with the STB and is available for inspection at the STB’s offices at 395 E Street, S.W., Washington, D.C. 20423.

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SUMMARY

CSX CORPORATION / CSX TRANSPORTATION, INC.

CSX, based in Jacksonville, Florida, is one of the nation’s leading transportation companies. CSX’s rail and intermodal businesses provide rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

CSX’s principal operating company, CSXT, provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves major population centers in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. CSX Intermodal, Inc. (“Intermodal”), one of the nation’s largest coast-to-coast intermodal transportation providers, is a stand-alone, integrated intermodal company linking customers to railroads via trucks and terminals.

Other Entities

In addition to CSXT, the rail segment includes Total Distribution Services, Inc. (“TDSI”), Transflo Terminal Services, Inc. (“Transflo”), CSX Technology, Inc. (“CSX Technology”) and other subsidiaries. TDSI serves the automotive industry with distribution centers and storage locations, while Transflo provides logistical solutions for transferring products from rail to trucks. Technology and other support services are provided by CSX Technology and other subsidiaries.

CSX’s other holdings include CSX Real Property, Inc., a subsidiary responsible for CSX’s real estate sales, leasing, acquisition and management and development activities, and CSX Hotels, Inc., a resort doing business as The Greenbrier, located in White Sulphur Springs, West Virginia.

Operating Revenue

During 2007, CSX generated $10 billion of revenue and served four primary lines of business:

•

The merchandise business is the most diverse market with nearly 2.7 million carloads per year of aggregates, which includes crushed stone, sand and gravel, metal, phosphate, fertilizer, food, consumer, agricultural, paper and chemical products. The merchandise business generated approximately 50% of CSX’s revenue in 2007 and 38% of volume.

•

Coal, which delivered approximately 1.9 million carloads of coal, coke and iron ore to electricity generating power plants, ocean, river and lake piers and terminals, steel makers and industrial plants, accounted for approximately 26% of CSX’s revenue and volume in 2007. CSX transports almost one-third of every ton of coal used for generating electricity in the areas served by CSX.

•

Automotive, which delivers both finished vehicles and auto parts, generated 8% of CSX’s revenue and 6% of CSX’s volume in 2007. CSX delivers approximately one-third of North America’s light vehicles, serving both traditional manufacturers and the increasing number of global manufacturers.

•

Intermodal offers a competitive cost advantage over long-haul trucking by combining the superior economics of rail transportation with the short-haul flexibility of trucks. Through its network of more than 50 terminals, Intermodal serves all major markets east of the Mississippi River and transports mainly manufactured consumer goods in containers, providing customers with truck-like service for longer shipments. For 2007, Intermodal accounted for approximately 14% of CSX’s total revenue and 30% of volume.

Other revenue, which includes revenue from regional railroads (that are partially owned by CSX), demurrage, switching and other incidental charges, accounted for 2% of CSX’s total 2007 revenue. Revenue from regional railroads includes shipments by railroads that CSX does not directly operate. Demurrage represents charges assessed by railroads when shippers or receivers of freight hold railcars beyond a specified period of time. Switching revenue is generated when CSXT switches cars between trains for a customer or another railroad.

For the nine months ended September 26, 2008, revenue and revenue per unit increased 15% and 18%, respectively, on a year-over-year basis driven by strong yield management initiatives. CSX was able to achieve continued pricing gains predominantly due to the overall cost advantages that rail-based solutions provide to customers versus other modes of transportation.

These strong nine-month results in revenue were achieved despite a 2% overall decline in volume, which was primarily driven by continued weakness in housing construction, domestic automotive production and related markets.

Operating income increased $421 million to $2.1 billion for the nine months ended September 26, 2008. Pricing gains and increased fuel recovery more than offset higher fuel expense.

The Offering

Issuer	CSX Transportation, Inc.

Guarantor	CSX Corporation

Notes Offered	$350,538,000 principal amount of 8.375% Secured Equipment Notes due 2014.

Maturity Date:	October 15, 2014.

Interest Payment Dates	April 15 and October 15 of each year, commencing April 15, 2009.

Principal Payment Dates	Principal payments on the Notes will be made in scheduled amounts on selected payment dates, commencing April 15, 2009, as specified under the heading “Scheduled Payments” in this prospectus supplement.

Redemption with Premium	At CSXT’s option, CSXT may redeem any or all of the Notes, in whole or in part, at any time, at the redemption price, including premium, described under the heading “Description of Notes—Redemption with Premium” in this prospectus supplement.

CSXT may also redeem the Notes in part, if units of equipment securing the Notes have become worn out or unsuitable for use by CSXT, as described under “Description of the Notes—Certain Covenants—Release and Replacement of Equipment; Replacement Funds” at the redemption price, including premium, described under the heading “Description of Notes—Redemption with Premium” in this prospectus supplement.

Redemption at Par	CSXT will be required to redeem the Notes in part at par, in the case of loss or destruction of any item of equipment securing the Notes, if CSXT does not substitute another item of equipment for the item suffering such loss or destruction, as described under the heading “Description of Notes—Redemption at Par” in this prospectus supplement.

Equipment	The Notes will be secured by security interests in certain railroad equipment. See “Description of Equipment” for a more detailed description of the equipment securing the Notes.

Ranking	The Notes:

•	will be secured as described above under the heading “—Equipment”;

•	will otherwise rank equally with all of CSXT’s unsecured and unsubordinated debt;

•	will rank senior to any of CSXT’s future subordinated debt;

•

will be effectively junior to any existing and future secured debt of CSXT (with respect to the assets securing such debt) not secured by the equipment securing the Notes, including CSXT’s 6.251% Secured Equipment Notes due 2023, which are secured by certain locomotives; and

•	will be effectively junior to any existing and future liabilities of any subsidiary of CSXT.

Guarantee	The Notes will be fully, unconditionally and irrevocably guaranteed by CSXT’s direct parent, CSX Corporation, on a senior unsecured basis. This guarantee will rank equally with all existing and future unsecured senior obligations of CSX Corporation, and will be effectively subordinated to all future secured indebtedness of CSX Corporation to the extent of the assets securing that indebtedness. The guarantee will terminate upon the occurrence of certain events, as described under the heading “Description of Notes—Guarantee.”

Use of Proceeds	The net proceeds from the sale of the Notes will be used for general corporate purposes, which may include repurchases of CSX Corporation’s common stock, repayment of indebtedness outstanding from time to time, capital expenditures, working capital requirements, improvements in productivity and other cost reductions at CSX’s major transportation units.

Trustee	The Bank of New York Mellon Trust Company, N.A. will serve as Trustee under the indenture governing the Notes.

Governing Law	New York law.

Section 1168 of the United States Bankruptcy Code	CSX has been advised by counsel that in the event that CSXT becomes a debtor under Chapter 11 of the Bankruptcy Code, Section 1168 of the Bankruptcy Code will apply with respect to the railroad equipment subject to the security interests granted to the Trustee by CSXT. See “Legal and Regulatory Considerations—Bankruptcy Considerations” in this prospectus supplement.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will be used for general corporate purposes, which may include repurchases of CSX Corporation’s common stock, repayment of indebtedness outstanding from time to time, capital expenditures, working capital requirements, improvements in productivity and other cost reductions at CSX’s major transportation units.

RATIO OF EARNINGS TO FIXED CHARGES

CSX’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

	For the Nine Months Ended	For the Fiscal Years Ended
	September 26, 2008	Dec. 28, 2007	Dec. 29, 2006	Dec. 30, 2005	Dec. 31, 2004	Dec. 26, 2003
Ratio of earnings to fixed charges (a)(b)	5.1x	5.1x	5.0x	3.0x	2.0x	1.3x

(a)	For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from operations before income taxes, plus interest expense related to indebtedness and the interest portion of fixed rent expense, less undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.
(b)	Pretax earnings for certain periods include the effects of various gains and charges. These items are summarized as follows:
(1)	A pretax gain of $27 million recognized for insurance recoveries from claims related to Hurricane Katrina for the fiscal year ended December 28, 2007. Removing the effect of this gain would reduce the ratio of earnings to fixed charges from 5.1x to 5.0x for the fiscal year ended December 28, 2007.
(2)	A pretax gain of $168 million recognized for insurance recoveries from claims related to Hurricane Katrina and a $26 million after-tax gain on additional Conrail property received for the year ended December 29, 2006. Removing the effect of these gains would reduce the ratio of earnings to fixed charges from 5.0x to 4.6x for the year ended December 29, 2006.
(3)	A pretax charge of $192 million recognized to repurchase $1.0 billion of outstanding debt for the fiscal year ended December 30, 2005. Adjusting for the effect of this charge would increase the ratio of earnings to fixed charges from 3.0x to 3.4x for the fiscal year ended December 30, 2005.
(4)	A pretax charge of $71 million recognized for separation expenses related to a management restructuring and a $16 million after-tax gain on the Conrail spin-off transaction for the fiscal year ended December 31, 2004. Removing the effect of these items would increase the ratio of earnings to fixed charges from 2.0x to 2.1x for the fiscal year ended December 31, 2004.
(5)	The fiscal year ended December 26, 2003 included the following:
(A)	a pretax charge of $232 million recognized in conjunction with the change in estimate of casualty reserves to include an estimate of incurred but not reported claims for asbestos and other occupational injuries to be received over the next seven years;
(B)	a pretax charge of $108 million recognized to account for CSX’s entrance into two settlement agreements with A.P. Moller-Maersk that resolved all material disputes pending between the companies arising out of the 1999 sale of the international container-shipping assets; and
(C)	the net pretax restructuring charge of $22 million recognized as the initial charge for separation expenses related to the management restructuring announced in 2003 and revised estimates for railroad retirement taxes and other benefits that will be paid to individuals under the 1991 and 1992 separation plans.

Removing the effect of these charges would increase the ratio of earnings to fixed charges from 1.3x to 2.1x for the fiscal year ended December 26, 2003.

CSXT’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

	For the Nine Months Ended	For the Fiscal Years Ended
	September 26, 2008	Dec. 28, 2007	Dec. 29, 2006	Dec. 30, 2005	Dec. 31, 2004	Dec. 26, 2003
Ratio of earnings to fixed charges (a)	12.0x	6.6x	6.4x	5.4x	3.9x	2.2x

(a)	For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from operations before income taxes, plus interest expense related to indebtedness and the interest portion of fixed rent expense, less undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

DESCRIPTION OF EQUIPMENT

The discussion below sets forth certain information relating to the items of railroad equipment that will initially secure the Notes (the “Equipment”).

The Equipment will initially consist of 259 locomotives, including GE CW44AH locomotives, GE ES44DC locomotives, GE ES44AH locomotives and EMD SD70AC locomotives. The locomotives were all delivered new to CSXT from the relevant manufacturer in the various years listed in the table below. The aggregate original purchase price for the locomotives comprising the Equipment is approximately $488.7 million.

The Equipment has been categorized into groups (each, an “Equipment Group”) based on the year of delivery. For purposes of effecting a partial redemption of the Notes pursuant to the provisions set forth under the captions “Description of Notes—Redemption with Premium” and “Description of Notes—Redemption at Par,” (i) a portion of the aggregate principal amount of Notes offered hereby has been allocated to each Equipment Group as set forth below and (ii) a portion of each scheduled installment of principal payable on the Notes has been allocated to each Equipment Group as set forth under “Scheduled Payments.”

Description	Year of Delivery	Quantity	Original Purchase Price	Aggregate Allocated Principal Amount of Notes (1)
2002 deliveries Equipment Group 1:	2002	65	$108,765,000	$66,226,000

2004 deliveries Equipment Group 2:	2004	20	$34,431,287	$23,034,000

2005 deliveries Equipment Group 3:	2005	34	$56,582,448	$39,337,000

2007 deliveries Equipment Group 4:	2007	32	$65,416,662	$48,914,000

2008 deliveries Equipment Group 5:	2008	108	$223,548,488	$173,027,000

Total		259	$488,743,884	$350,538,000

(1)	Each locomotive within a particular Equipment Group will be assumed to have the same allocated principal amount of Notes for purposes of effecting a partial redemption of the Notes.

SCHEDULED PAYMENTS

Interest on the Notes will be payable on April 15 and October 15 of each year, commencing April 15, 2009, until the maturity of the Notes, at the rate and in the manner specified in this prospectus supplement under the heading “Description of Notes—General.”

The principal amount of the Notes will be payable in installments, in the amounts and on the dates set forth below. Such payments will be distributed to the holders of the Notes as specified in this prospectus supplement under the heading “Description of Notes—General.” The “pool factor” set forth below for each payment date represents the remaining unpaid principal amount of the Notes expressed as a decimal portion of the original aggregate principal amount, after taking into account the payment of principal scheduled on that date. The scheduled principal repayments set forth below may be reduced from time to time if CSXT redeems any of the Notes prior to their final maturity as described in this prospectus supplement under the heading “Description of Notes—Redemption with Premium” and “Description of Notes—Redemption at Par.”

Payment Date	Scheduled Principal Repayment	Pool Factor
April 15, 2009	$13,658,000.00	0.96103703
October 15, 2009	$0.00	0.96103703
April 15, 2010	$13,918,000.00	0.92133235
October 15, 2010	$0.00	0.92133235
April 15, 2011	$14,347,000.00	0.88040384
October 15, 2011	$0.00	0.88040384
April 15, 2012	$14,346,000.00	0.83947817
October 15, 2012	$0.00	0.83947817
April 15, 2013	$14,840,000.00	0.79714325
October 15, 2013	$0.00	0.79714325
April 15, 2014	$16,531,000.00	0.74998431
October 15, 2014	$262,898,000.00	0.00000000

The portions of each scheduled installment of principal attributable to each Equipment Group are set forth in the following table. Please see “Description of Equipment” in this prospectus supplement for a description of the equipment forming each Equipment Group.

Payment Date	Equipment Group 1	Equipment Group 2	Equipment Group 3	Equipment Group 4	Equipment Group 5
April 15, 2009	$3,679,000.00	$904,000.00	$1,486,000.00	$1,718,000.00	$5,871,000.00
October 15, 2009	0.00	0.00	0.00	0.00	0.00
April 15, 2010	3,679,000.00	1,164,000.00	1,486,000.00	1,718,000.00	5,871,000.00
October 15, 2010	0.00	0.00	0.00	0.00	0.00
April 15, 2011	3,679,000.00	1,165,000.00	1,914,000.00	1,718,000.00	5,871,000.00
October 15, 2011	0.00	0.00	0.00	0.00	0.00
April 15, 2012	3,679,000.00	1,165,000.00	1,914,000.00	1,718,000.00	5,870,000.00
October 15, 2012	0.00	0.00	0.00	0.00	0.00
April 15, 2013	3,679,000.00	1,165,000.00	1,914,000.00	2,212,000.00	5,870,000.00
October 15, 2013	0.00	0.00	0.00	0.00	0.00
April 15, 2014	3,679,000.00	1,165,000.00	1,914,000.00	2,213,000.00	7,560,000.00
October 15, 2014	44,152,000.00	16,306,000.00	28,709,000.00	37,617,000.00	136,114,000.00

Total	$66,226,000.00	$23,034,000.00	$39,337,000.00	$48,914,000.00	$173,027,000.00

DESCRIPTION OF NOTES

Set forth below is a description of the specific terms of the Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying base prospectus under the caption “Description of Debt Securities.” The Notes will be issued under a base indenture dated as of December 13, 2007 between CSXT and the Trustee, as supplemented by a second supplemental indenture to be dated as of the issue date of the Notes, among CSXT, CSX Corporation and the Trustee. In this prospectus supplement, the base indenture, as supplemented by the second supplemental indenture, is referred to as the “indenture.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the base prospectus and the indenture. If the description of the Notes in this prospectus supplement differs from the description of the debt securities in the base prospectus, the description in this prospectus supplement supersedes the description in the base prospectus. Capitalized terms used in this Description of Notes that are not defined in this prospectus supplement have the meanings given to them in the base prospectus or the indenture.

General

The Notes will be limited to $350,538,000 in aggregate principal amount. The Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will mature on October 15, 2014. The Notes will be issued as a series of senior secured debt securities under the indenture. The indenture does not limit the amount of other debt that CSXT may incur. CSXT may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the base indenture in addition to the Notes.

The Notes will bear interest from October 24, 2008, at the annual rate set forth on the cover page of this prospectus supplement, payable semiannually on April 15 and October 15 of each year, commencing April 15, 2009. Regular principal payments on the Notes will be paid in scheduled amounts on the dates and in the amounts set forth under the heading “Scheduled Payments” in this prospectus supplement, as such amounts may be reduced as described below under the captions “—Redemption with Premium” and “—Redemption at Par.” Payments of interest and scheduled payments of principal and premium, if any, will be made to the persons in whose names the Notes are registered at the close of business on the immediately preceding April 1 and October 1, respectively, whether or not that day is a business day.

The Notes will be secured by a security interest in the Equipment. The Notes will not be secured by any equipment or other assets of CSXT other than the Equipment. The Notes will otherwise rank pari passu with all unsecured and unsubordinated indebtedness of CSXT. The Notes will be effectively junior to any existing and future secured debt of CSXT (with respect to the assets securing such debt) not secured by the Equipment, including CSXT’s 6.251% Secured Equipment Notes due 2023, which are secured by certain locomotives. The Notes will be effectively junior to any existing and future liabilities of any subsidiary of CSXT.

The Notes do not provide for any sinking fund.

Guarantee

CSX Corporation will fully, unconditionally and irrevocably guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of CSXT under the indenture and the Notes, whether for payment of principal of, or premium, if any, or interest in respect of the Notes.

The guarantee of the Notes will rank equally in right of payment with all existing and future senior obligations of CSX Corporation and will be effectively subordinated to all future secured indebtedness of CSX

Corporation to the extent of the assets securing such indebtedness. The guarantee will be senior in right of payment to all existing and future subordinated indebtedness of CSX Corporation.

The obligations of CSX Corporation under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law. Additionally, the guarantee will provide that CSX Corporation will be entitled to assert the same defenses, rights and remedies on its own behalf as would otherwise be available to CSXT.

The indenture will provide that CSX Corporation will not consolidate with or merge into any other person or convey, transfer or lease its properties or assets substantially as an entirety to any person, unless:

(1)	the person formed by such consolidation or into which CSX Corporation is merged or the person which acquired by conveyance, transfer or lease the properties and assets of CSX Corporation substantially as an entirety be a legal entity organized and existing under the laws of any domestic or foreign jurisdiction, and expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, if any, on all the Notes and the performance of every covenant of the indenture and the guarantee on the part of CSX Corporation to be performed or observed;

(2)	immediately after giving effect to such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, has happened and be continuing; and

(3)	CSX Corporation has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with clauses (1) and (2) above and that all conditions precedent herein provided for relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor guarantor subject to customary exceptions.

The indenture provides that the guarantee of the Notes by CSX Corporation will terminate upon (1) the defeasance or discharge of the Notes, as provided below under “—Discharge and Defeasance,” or (2) the assumption of the guarantee by a successor guarantor upon a merger or consolidation of CSX Corporation or the conveyance, transfer or lease of substantially all of CSX Corporation’s assets as set forth above. The guarantee will also terminate at such time as CSXT is no longer required to file information, documents and other reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Redemption with Premium

The Notes will be redeemable, in whole or in part, at CSXT’s option at any time. CSXT may also redeem the Notes in part, if items of Equipment have become worn out or unsuitable in any respect for use by CSXT, as described below under the caption “—Certain Covenants—Release and Replacement of Equipment; Replacement Funds.”

The redemption price for the Notes to be redeemed will equal the following amount, plus accrued and unpaid interest to the redemption date:

•	100% of the principal amount of such Notes; plus

•	As determined by an independent investment banking institution of national standing appointed by CSXT (the “Investment Banker”), the applicable premium described below.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

Premium will only be payable with respect to Notes redeemed pursuant to this provision. The premium payable with respect to Notes redeemed pursuant to this provision will be calculated on the basis of the principal installments to be reduced as a result of such redemption.

To determine the applicable premium for any Notes to be redeemed, the Investment Banker will determine, as of the third Business Day prior to the redemption date, the sum of the present values of all of the remaining scheduled payments of principal to be reduced in connection with the redemption and interest that would be payable on the principal amounts to be reduced from (but not including) the redemption date to the applicable payment date discounted semiannually on each April 15 and October 15, using a discount rate equal to the Treasury Rate (as defined below) plus 50 basis points. If the sum of these present values of the remaining payments as computed above exceeds the aggregate unpaid principal amount of the Notes to be redeemed plus any accrued but unpaid interest thereon, the difference will be payable as a premium upon prepayment of such Notes. If the sum is equal to or less than such principal amount plus accrued interest, there will be no premium payable on such Notes.

“Treasury Rate” means, with respect to redemption of a Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the “Average Life Date” (as defined below) of such Note, as determined by interpolation, if necessary, between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published as of 10:00 A.M. (New York City time) on the second Business Day preceding the scheduled date for redemption on the display designated as “Page PX-l” on the Bloomberg Financial Markets (or such other display as may replace Page PX-l on the Bloomberg Financial Markets) for actively traded U.S. Treasury Securities or if such yields are not reported as of such time or are not ascertainable, as published in the most recent H.15(519). “H.15(519)” means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled date for redemption.

“Average Life Date” means, with respect to any Note to be redeemed, the date that follows the date for redemption by a period equal to the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each remaining principal payment on such Note to be redeemed in connection with any such redemption by (ii) the number of days from and including the date for redemption to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Note to be redeemed.

CSXT will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. CSXT will provide the Trustee with at least 45 days prior notice of any redemption. CSXT will also deliver to the Trustee an officers’ certificate stating the premium payable with respect to each $1,000 principal amount of Notes.

Unless CSXT defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions of the Notes called for redemption.

If CSXT redeems the Notes at its option in part, CSXT will specify to the Trustee the items of Equipment to be released from the Lien created by the indenture upon consummation of such redemption and the principal amount of the Notes to be redeemed shall be the aggregate Equipment Group Redemption Amount (as defined below under “—Redemption at Par”) for the Equipment Groups to which such items of Equipment belong. The reduction of relevant principal installments will be determined as set forth below under “—Redemption at Par” as if such items of Equipment suffered a Casualty Occurrence.

If CSXT redeems the Notes pursuant to this provision, it will be required to provide the Trustee with an officers’ certificate calculating (i) the Applicable Percentage for each affected Equipment Group, (ii) the Equipment Group Redemption Amounts for each affected Equipment Group, (iii) the total principal amount of Notes to be redeemed and (iv) the amounts of the scheduled principal installments to be reduced (and the payment dates affected) as a result of the redemption and attaching a revised schedule of remaining principal installments and pool factors, and the Trustee will be entitled to rely on such officers’ certificate.

Upon the redemption of any Notes pursuant to this provision, the Trustee will release from the Lien created by the indenture the items of Equipment specified by CSXT, as specified in the preceding paragraph.

Redemption at Par

CSXT is required to redeem the Notes in part upon the occurrence of a Casualty Occurrence (as described below under the caption “—Certain Covenants—Casualty Occurrence”) with respect to any items of Equipment, unless CSXT elects to replace such Equipment, at a redemption price equal to the sum of (i) as to principal, an amount equal to the sum of the Equipment Group Redemption Amounts (as defined below) for all Equipment Groups to which the affected items of Equipment belong, and (ii) as to interest, accrued and unpaid interest in respect of the principal amount to be redeemed pursuant to clause (i) above on the redemption date.

The “Equipment Group Redemption Amount” for any Equipment Group is equal to the product derived by multiplying (x) the Applicable Percentage (as defined below) for such Equipment Group by (y) the sum of the portions of the remaining scheduled installments of principal attributable to the Equipment Group (the portions of the scheduled principal installments attributable to each Equipment Group as of the issuance date of the Notes are set forth in the second table appearing under the heading “Scheduled Payments” in this prospectus supplement).

The “Applicable Percentage” for any Equipment Group with respect to any partial redemption of the Notes is equal to the quotient derived by dividing (x) the number of affected items of Equipment belonging to such Equipment Group by (y) the total number of items of Equipment belonging to such Equipment Group on the date of issuance of the Notes.

The scheduled installment of principal on the Notes (which are initially as set forth in the first table under the caption “Scheduled Payments”) on each payment date occurring after a redemption pursuant to this provision would be reduced by the sum, for all Equipment Groups to which affected items of Equipment belong (or, the number of items of Equipment to be released from the lien created by the indenture, in the case of a partial redemption at CSXT’s option made pursuant to the provision described above under the caption “—Redemption with Premium”), of the products of (x) the Applicable Percentage for each such Equipment Group multiplied by (y) the portion of the scheduled installment of principal for such payment date attributable to such Equipment Group (which are initially as set forth in the second table under the caption “Scheduled Payments”).

If CSXT redeems the Notes pursuant to this provision, it will be required to provide the Trustee with an officers’ certificate calculating (i) the Applicable Percentage for each affected Equipment Group, (ii) the Equipment Group Redemption Amounts for each affected Equipment Group, (iii) the total principal amount of Notes to be redeemed and (iv) the amounts of the scheduled principal installments to be reduced (and the payment dates affected) as a result of the redemption and attaching a revised schedule of remaining principal installments and pool factors, and the Trustee will be entitled to rely on such officers’ certificate.

Any redemption resulting from a Casualty Occurrence will not require the payment of any premium.

Upon the redemption of any Notes as described above, the Trustee shall release from the lien created by the indenture the items of Equipment specified by CSXT for which a Casualty Occurrence has occurred (as described below under “—Certain Covenants—Casualty Occurrence”).

Security

The indenture will grant the Trustee a security interest in the Equipment.

CSXT will file memoranda or other suitable evidence of the indenture and all supplements thereto with respect to the Equipment with the STB pursuant to the federal laws of the United States in respect of interests in railroad equipment. Such filings give the Trustee a perfected security interest in all of the Equipment subject to the indenture whenever it is located in the United States.

The Equipment may be operated by CSXT or under lease or interchange arrangements in the United States, Canada or Mexico. CSXT will deposit memoranda or other suitable evidence of the indenture and all supplements thereto with respect to the Equipment with the Registrar General of Canada pursuant to the federal laws of Canada in respect of interests in railroad equipment, but CSXT has not taken and is not required to take, any action with respect to Mexico. The extent to which the Trustee’s interest would be recognized in an item of Equipment located in Mexico is uncertain.

An item of Equipment will be released from the lien created by the indenture and the indenture will terminate without further action and will be of no further force or effect with respect to such Equipment upon the earliest to occur of (i) the Trustee’s release of the liens on such Equipment pursuant to the provisions discussed under the captions “—Redemption with Premium,” “—Redemption at Par,” “—Certain Covenants—Casualty Occurrence” or “—Certain Covenants—Release and Replacement of Equipment; Replacement Funds,” (ii) CSXT’s payment in full of the principal amount of, interest and any premium on, all Notes outstanding and all other sums payable to the Trustee and the holders of the Notes under the indenture and under the Notes, and (iii) CSXT’s defeasance of the Notes.

Certain Covenants

Limitation on Liens on Stock of CSXT’s Principal Subsidiaries

The indenture provides that neither CSXT nor CSX Corporation may, nor may CSXT or CSX Corporation permit any of their respective subsidiaries to, create, assume, incur or suffer any lien of any kind upon any stock or indebtedness, whether owned on the date of the indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the securities issued from time to time pursuant to the indenture) of CSXT or CSX Corporation, any of their respective subsidiaries or any other person, unless all of the outstanding Notes (and other outstanding debt securities issued from time to time pursuant to the indenture) will be directly secured equally and ratably with that obligation for so long as such obligation (other than the securities issued from time to time pursuant to the indenture) shall be so secured. This provision does not restrict any other property of CSXT, CSX Corporation or their respective subsidiaries. The indenture defines “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; “principal subsidiary” as The Baltimore and Ohio Chicago Terminal Railroad Company, an Illinois corporation; and “subsidiary,” with respect to any person, as a corporation or other legal entity a majority of the outstanding voting stock or analogous equity interest of which is owned, directly or indirectly, by such person or one or more other subsidiaries of such person, or by such person and one or more subsidiaries of such person. The indenture does not prohibit the sale by CSXT, CSX Corporation or any of their respective subsidiaries of any stock or indebtedness of any subsidiary, including any principal subsidiary.

Liens

Pursuant to the indenture, CSXT will agree to keep each item of Equipment free and clear of all liens, except certain permitted liens, and will agree to promptly, at its expense, discharge any liens that are not permitted if the same shall arise at any time.

Maintenance and Lease of Equipment

CSXT is also obliged, at its own expense, to maintain the Equipment (i) in good repair and operating condition, ordinary wear and tear excepted, (ii) in a manner consistent with maintenance practices used by CSXT in respect of other similar equipment owned or leased by it, (iii) in compliance, in all material respects, with all applicable laws, and (iv) in compliance with any maintenance requirements, if any, contained in insurance policies maintained by CSXT pursuant to the covenant described below under the caption “—Insurance” unless such Equipment suffers a Casualty Occurrence.

CSXT may use the Equipment in the normal course of its business, but can also provide the Equipment to an affiliate of CSXT for its use and operation, may permit the use of the Equipment upon connecting and other railroads in the usual interchange of traffic or over which through service may be afforded and may lease the Equipment to certain users in the United States, Canada or Mexico, but in all cases subject to the terms of the indenture.

Casualty Occurrence

If any item of Equipment is lost, stolen, destroyed, irreparably damaged, or otherwise rendered permanently unfit for use by CSXT from any cause whatsoever in the good faith opinion of a responsible officer of CSXT (such occurrences being referred to as “Casualty Occurrences”), CSXT will promptly, upon being advised of such Casualty Occurrence, deliver to the Trustee an officers’ certificate describing such Equipment and, will on or prior to the interest payment date next succeeding the delivery of such officers’ certificate (or, if the next interest payment date shall be less than 60 days from such delivery, on the second succeeding interest payment date) either (i) deposit with the Trustee an amount in cash equal to the amount required to redeem that portion of the Notes that are to be redeemed on account of such Casualty Occurrence on such interest payment date pursuant to the provision described above under the caption “—Redemption at Par,” but only after the amount theretofore undeposited exceeds an aggregate of $1,000,000 (until which time CSXT will not be obligated to redeem the Notes pursuant to this provision) or, in such event, (ii) subject to the lien created by the indenture, as replacement for such unit, title to a replacement unit of similar type and capable of performing comparable function as the replaced unit (a “Replacement Unit”) free and clear of all liens other than permitted liens under the indenture and having a fair market value, utility and remaining useful life at least equal to, and being in as good operating condition as, such replaced unit, assuming such replaced unit was in the condition and repair required by the terms of the indenture immediately prior to such Casualty Occurrence.

Prior to or at the time of any such conveyance and as a condition to such replacement, CSXT will, at its own expense,

(A)	duly execute a supplemental indenture which will subject such Replacement Unit to the second supplemental indenture and to the lien created by the indenture and cause such supplemental indenture to be delivered to the Trustee for execution and, upon such execution, cause such supplemental indenture or appropriate evidence thereof to be filed, recorded or deposited in every public office where the indenture (or appropriate evidence thereof) covering the replaced unit shall have been filed, recorded or deposited;

(B)	furnish to the Trustee an officers’ certificate certifying that the Replacement Unit is free and clear of all liens other than permitted liens under the indenture;

(C)	furnish to the Trustee an opinion or opinions of counsel to the effect that (x) the Replacement Unit is subject to the lien created by the indenture, (y) all filings, recordings and other action necessary to perfect the Trustee’s security interests in the United States of America and Canada in the Replacement Unit have been accomplished and (z) the protection of Section 1168 of the Bankruptcy Code (or any successor provision then in effect) shall be applicable to such Replacement Unit;

(D)

furnish to the Trustee a certificate of a qualified engineer (who may be the chief mechanical officer employed by CSXT) certifying that the Replacement Unit has a fair market value, utility and remaining economic useful life at least equal to the item of Equipment replaced thereby (assuming that such replaced unit was maintained in the condition required by the terms of the indenture) and setting forth a reasonable basis for such conclusion in reasonable detail; and

(E)	pay all of the Trustee’s reasonable costs and expenses (including reasonable attorney’s fees) incurred in connection with such substitution.

Upon CSXT’s full compliance with the terms of this covenant, the Trustee will release such replaced items of Equipment from the lien created by the indenture, and the Trustee will execute and deliver all documents reasonably requested by CSXT to effect and evidence such release. For all purposes under the indenture, each Replacement Unit will, after such conveyance, be deemed an item of Equipment belonging to the same Equipment Group as the unit it replaced.

Promptly after being advised of a Casualty Occurrence, CSXT covenants and agrees to furnish to the Trustee an officers’ certificate stating the amount, description and numbers of all the Equipment that have suffered a Casualty Occurrence. Upon written request, CSXT will provide such other information as to the condition and state of repair of the Equipment as the Trustee may reasonably request. The Trustee, by its agents, will have the right once in each calendar year, but shall be under no duty, to inspect, at CSXT’s expense, the Equipment, pursuant to the conditions set forth in the indenture.

Release and Replacement of Equipment; Replacement Funds

If, in the good faith opinion of one of CSXT’s officers, any items of Equipment shall have become worn out or unsuitable in any respect for use by CSXT, CSXT and the Trustee will enter into a supplemental indenture to release any such Items of Equipment from the lien created by the indenture if the conditions set forth below are met.

No such release will be made unless and until CSXT has, on or prior to the interest payment date next succeeding the delivery of an officers’ certificate to the Trustee notifying the Trustee of the worn out or unsuitable equipment (or, if the next interest payment date is less than 60 days from such delivery, on the second succeeding interest payment date) either (i) paid to the Trustee an amount in cash equal to the amount required to redeem that portion of the Notes that may be redeemable on account of such Equipment becoming worn out or unsuitable for use on such interest payment date pursuant to the provisions set forth under the caption “—Redemption with Premium,” or (ii) subjected to the lien created by the indenture replacement units of Equipment in accordance with all of the conditions for replacement set forth in clause (ii) of the first paragraph and in the second paragraph under the caption “—Certain Covenants—Casualty Occurrence.”

Any moneys paid to the Trustee pursuant to this covenant or the covenant described under the caption “—Certain Covenants—Casualty Occurrence” (such moneys being referred to as “Replacement Funds”) will be received and held by the Trustee in trust hereunder pending delivery of replacement units, or the redemption of Notes on the applicable interest payment date, and may be invested and reinvested as provided in the indenture.

Upon the filing with the Trustee of a request and an officers’ certificate which will specify the kind and number of replacement units to be added to the collateral securing the Notes and the Equipment Group to which such replacement units belong or the principal amount of Notes to be redeemed, or both, such moneys shall be applied by the Trustee to:

(a)	reimburse CSXT for replacement units to be added to the collateral securing the Notes, upon its delivery of certain documents to the Trustee and its satisfying the conditions for replacement set forth in clause (ii) of the second paragraph under this heading, “—Certain Covenants—Release and Replacement of Equipment; Replacement Funds,” or

(b)	redeem such Notes as provided under the caption “—Redemption with Premium” or “—Redemption at Par.”

Upon compliance with the above provisions with respect to any item of Equipment having been declared worn out or unsuitable for use, the Trustee shall release from the lien of the indenture such items of Equipment.

Insurance

CSXT will be required to, at its expense, carry and maintain insurance under the indenture in such amounts, against such risks, with such insurance companies and with such terms as are customary under its risk management program and which does not discriminate among the items of Equipment, including all risk property insurance on the Equipment and public liability insurance. In the alternative, CSXT may provide self-insurance if customary under its risk management program. All insurance coverage, including self-insurance, with respect to the Equipment must be comparable to, and no less favorable than, insurance coverage maintained by CSXT with respect to similar types of equipment.

Merger, Consolidation and Sale of Assets

The indenture will provide that CSXT may, without the consent of the holders of any of the outstanding Notes, consolidate with, merge into or transfer, convey or lease its assets substantially as an entirety to any legal entity organized under the laws of any domestic or foreign jurisdiction, provided that:

(1)	the successor be a “railroad” (as defined in Section 101(44) of Title 11, United States Code (the “Bankruptcy Code”) to the extent necessary to entitle the Trustee to the benefits of Section 1168 of the Bankruptcy Code with respect to the items of Equipment,

(2)	the person formed by such consolidation or into which CSXT is merged or the person which acquired by conveyance, transfer or lease the properties and assets of CSXT substantially as an entirety be a legal entity organized and existing under the laws of any domestic or foreign jurisdiction, and expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, if any, on all the Notes and the performance of every covenant of the indenture on the part of CSXT to be performed or observed,

(3)	after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default will have occurred and be continuing, and

(4)	CSXT delivers to the Trustee an officers’ certificate and an opinion of counsel each stating that the transaction and supplemental indenture, if any, comply with clauses (1), (2) and (3) above and that all conditions precedent in the indenture relating to the transaction have been complied with.

Reports

CSXT will:

(i)

deliver to the Trustee, within 30 days after CSXT is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which CSXT may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, (ii) if CSXT is not required to file information, documents or reports pursuant to either of said Sections, then it will deliver to the Trustee audited annual and unaudited quarterly financial statements prepared in accordance with generally accepted accounting principles in the United States and, with respect to the unaudited quarterly financial statements, certified by an accounting officer of CSXT, provided that CSXT will not be required to comply with the foregoing provisions of this clause so long as the guarantee is in effect and CSX Corporation files with the SEC its consolidated financial statements in compliance with Rule 3-10 (or any successor rule thereto) of Regulation S-X under the Securities Act;

(ii)	file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by CSXT with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations; and

(iii)	transmit to all holders of Notes within 30 days after the delivery thereof to the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be delivered by CSXT pursuant to paragraphs (i) and (ii) of this section as may be required by rules and regulations prescribed from time to time by the SEC; provided, that CSXT will not be so obligated to the extent any such information, documents or reports have been filed with the SEC or are otherwise publicly available.

Events of Default and Remedies

Each of the following constitutes an event of default under the indenture (each, an “Event of Default”):

(a)	any failure by CSXT to make any payment of principal of, or premium, if any, or interest on, any Note within ten business days after the same shall have become due;

(b)	failure by CSXT to make any other payment required to be made under the indenture after the same shall have become due and such failure shall continue for a period of 30 days after written notice thereof;

(c)	CSXT operates any item of Equipment in service when any public liability insurance required by the indenture pursuant to the covenant described above under the caption “—Certain Covenants—Insurance,” if any, will fail to be in effect and such failure shall continue for a period of 30 days following the date of the lapse of any such public liability insurance;

(d)	any unauthorized assignment or transfer of CSXT’s rights under the indenture or any unauthorized transfer, lease or parting with the possession of any of the Equipment which is not, within 30 days after the Trustee’s written demand, cured;

(e)	breach of any covenant by CSXT for a period of 90 days after written demand for performance by the Trustee, subject (other than a breach of the covenant set forth above under the caption “—Certain Covenants—Liens”) to certain rights to remedy such breach within an additional 365 days after such demand;

(f)	voluntary or involuntary bankruptcy or similar proceeding involving CSXT; or

(g)	the guarantee of the Notes shall not be (or be claimed by the CSX Corporation or a successor guarantor not to be) in full force and effect, unless terminated in accordance with the indenture.

If an Event of Default shall occur and be continuing, the Trustee may, and when instructed by the holders of at least 25% in aggregate outstanding principal amount of the Notes shall, declare the unpaid principal of all Notes immediately due and payable, together with all accrued but unpaid interest thereon (or, in the case of an Event of Default as described under clause (f) above, the unpaid principal of all Notes shall become immediately due and payable without written notice thereof). In addition, if an Event of Default shall occur and be continuing, the Trustee may take possession of all or any part of the Equipment subject to the indenture and may lease it, or any part thereof, to others or, after declaring the unpaid principal of all Notes immediately due and payable, may sell the Equipment upon such terms as the Trustee shall determine or as may be required by law.

If the Trustee shall exercise any of the foregoing powers, all proceeds realized by the Trustee shall be applied first, to pay or reimburse the Trustee for any unpaid fees for its services under the indenture and any tax, liability, expense (including reasonable attorneys’ fees) or other loss incurred by the Trustee (to the extent reimbursable and not previously reimbursed and to the extent reasonably incurred in connection with its duties as Trustee), second, to reimburse the holders of the Notes for indemnification payments made by them to the Trustee pursuant to the indenture (to the extent not previously reimbursed), third, to pay in full the aggregate unpaid principal amount of all Notes, plus the accrued but unpaid interest thereon to the date of distribution, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, such amounts will be distributed ratably among the holders of the Notes.

Upon full satisfaction of the foregoing obligations of CSXT, any Equipment subject to the lien created by the indenture remaining unsold and any balance of any funds held by the Trustee will become the property of CSXT.

Under certain circumstances, holders of a majority in principal amount of the outstanding Notes may waive an Event of Default which has previously been cured by us prior to the sale of the Equipment by the Trustee.

The indenture provides that no holder of any Notes shall have any right to institute any action or proceeding for the execution and enforcement of the indenture unless an indemnity satisfactory to the Trustee has been provided and the Trustee declines, fails or neglects to do so for 60 days after receipt of such indemnity and a written request therefor by the holders of not less than 25% in principal amount of outstanding Notes.

Meetings, Modification and Waiver

The indenture permits CSXT, CSX Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes and affected by a modification or amendment (voting as one class), to modify or amend any of the provisions of the indenture or of the Notes or the rights of the holders of the Notes under the indenture, provided that no modification or amendment will, without the consent of each holder of each outstanding Note affected by that modification or amendment:

•

change the stated maturity of the principal of, or any premium or installment of or interest on, the Notes, or reduce the principal amount of or the rate (or modify the calculation of such rate) of interest on or any premium payable upon the redemption of the Notes, or change the place of payment, the coin or currency in which the principal of any Note or any premium or interest on any Note is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Note (or, in the case of redemption, on or after the redemption date),

•

reduce the percentage in principal amount of the Notes, the consent of the holders of which is required for any modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of the Notes,

•	change any obligation of CSXT to maintain an office or agency in the places and for the purposes required by the indenture,

•	release CSX Corporation from its guarantee, except as provided above in the fifth paragraph under the heading “—Guarantee”, or

•	modify any of the above provisions (except as permitted by the indenture).

The indenture also contains provisions permitting CSXT, CSX Corporation and the Trustee, without the consent of the holders of the Notes, to modify or amend the indenture in order, among other things:

•

to evidence the succession of another person to CSXT or CSX Corporation, and the assumption by any such successor of the covenants of the CSXT or CSX Corporation, as applicable, contained in the indenture and Notes;

•	to add to the covenants of CSXT for the benefit of the holders of the Notes or to surrender any right or power that the indenture confers upon CSXT;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision contained in the indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of Notes in any material respect;

•	to add any additional events of default with respect to the Notes (as will be specified in such supplemental indenture); or

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes, provided that any such action shall not adversely affect the interests of any holder of the Notes in any material respect.

Additionally, without the consent of any holder of Notes, CSXT (when authorized by or pursuant to a Board Resolution), CSX Corporation and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures for the purpose of correcting or amplifying the description of any property at any time subject to the lien created by the indenture or better to assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien created by the indenture or to subject to the lien created by the indenture any item of Equipment in accordance with the provisions of the indenture; provided, however, that any supplemental indenture entered into for the purpose of subjecting to the lien created by the indenture any item of Equipment need only be executed by CSXT.

Notwithstanding the above, no supplemental indenture may create any lien with respect to the property (including the Equipment) subject to the lien created by the indenture ranking prior to, or on a parity with, the security interest created by the indenture except such as permitted by the indenture, or deprive any holder of a Note of the benefit of the lien created by the indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the outstanding Notes, waive compliance by CSXT with certain restrictive provisions of the indenture, including the covenants described above under “—Certain Covenants.” The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of the Notes, waive any past default under the indenture with respect to the Notes, except a default (a) in the payment of principal of or any premium or interest on any of the Notes or (b) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of Notes for quorum purposes, any Notes owned by CSXT or any affiliate of CSXT will be deemed not to be outstanding.

The indenture contains provisions for convening meetings of the holders of the Notes. A meeting may be called at any time by the Trustee, and also, upon request, by CSXT or the holders of at least 10% in aggregate principal amount of the Notes, in each case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding Note that would be affected as described above, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except for any consent which must be given by the holder of each outstanding Note that would be affected, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in principal amount of the outstanding Notes.

Any resolution passed or action taken at any meeting of holders of Notes duly held in accordance with the indenture will be binding on all holders of Notes. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at that meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, the persons holding or representing that specified percentage in principal amount of the outstanding Notes will constitute a quorum.

Discharge and Defeasance

Upon the direction of CSXT, the indenture and the guarantee will generally cease to be of further effect with respect to the Notes (subject to the survival of certain provisions of the indenture) when:

•	CSXT has delivered to the Trustee for cancellation all Notes issued under the indenture or

•

all Notes issued under the indenture not previously delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable at their stated maturity within one year or are to be called for redemption within one year, and CSXT has deposited or caused to be deposited with the Trustee as trust funds the entire amount sufficient to pay and discharge at stated maturity or upon redemption the entire indebtedness on all of the Notes

(and if, in either case, CSXT has paid or caused to be paid all other sums payable under the indenture with respect to the Notes by CSXT and CSXT has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that the requisite conditions have been complied with).

In addition, CSXT may elect with respect to the Notes to defease and be discharged from any and all obligations with respect to the Notes (except as otherwise provided in the indenture) (“defeasance”). If CSXT exercises its defeasance option with respect to the Notes, payment of those Notes may not be accelerated because of an Event of Default.

The lien created by the indenture and the guarantee of CSX would each be released upon the exercise of CSXT’s defeasance option with respect to the Notes.

CSXT may exercise its defeasance option with respect to the Notes, only if:

(1)	CSXT irrevocably deposits or causes to be deposited with the Trustee as trust funds cash and/or U.S. government obligations for the payment of principal, premium, if any, and interest with respect to the Notes to maturity or redemption, as the case may be, and CSXT delivers to the trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at the times and in the amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all of the Notes to maturity or redemption, as the case may be,

(2)	the defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which CSXT is a party or by which CSXT is bound,

(3)	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes has occurred and is continuing

•	on the date of the deposit or

•	with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit,

(4)	the defeasance will not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, and does not result in the trust arising from that deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended,

(5)	CSXT delivers to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred,

(6)	CSXT delivers to the Trustee a letter from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services stating that immediately after giving effect to such defeasance its ratings of the Notes will not be withdrawn, suspended or reduced from the ratings in effect immediately before such defeasance, and

(7)	CSXT delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of the Notes as contemplated by the indenture have been complied with.

The opinion of counsel referred to in clause (5) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture.

The Trustee must hold in trust cash or U.S. government obligations deposited with it as described above and must apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the Notes.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Notes

The Notes will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons. Each beneficial interest in a global Note is referred to as a book-entry Note. Each global Note representing book-entry Notes will be deposited with the trustee, as custodian for, and registered in the name of, a nominee of The Depository Trust Company, as depositary, located in the Borough of Manhattan, The City of New York (the “Depositary”).

The book-entry Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the book-entry Notes through either the Depositary (in the U.S.) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream Luxembourg and The Bank of New York will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”). The book-entry Notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly. Distributions with respect to Notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N. V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. The Euroclear Operator has capital of approximately EUR 1 billion. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis, without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to each series of Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

So long as the Depositary, or its nominee, is the registered owner or holder of a global Note, the Depositary or the nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the senior indenture and the Notes. No beneficial owner of an interest in a global Note will be able to transfer that interest, except in accordance with the Depositary’s applicable procedures, in addition to those provided for under the senior indenture.

CSXT has been advised by the Depositary that upon the issuance of global Notes representing book-entry Notes, and the deposit of those global Notes with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the book-entry Notes represented by those global Notes to the accounts of participants. The accounts to be credited shall be designated by the underwriters.

Payments of principal of and any premium and interest on book-entry Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of those Notes. Those payments to the Depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of The Bank of New York Mellon, as paying agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, the global Notes are presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal procedures. None of CSXT, the underwriters, the trustee or any agent of CSXT, the underwriters or the trustee will have any responsibility or liability for any aspect of the Depositary’s records or any participant’s records relating to or payments made on account of book-entry Notes or for maintaining, supervising or reviewing any of the Depositary’s records or any participant’s records relating to book-entry Notes.

CSXT expects that the Depositary or its nominee, upon receipt of any payment of principal of or any premium or interest in respect of a global Note, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Notes, as shown on the records of the Depositary or its nominee.

CSXT also expects that payments by participants to owners of beneficial interests in book-entry Notes held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

CSXT expects that the Depositary will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account or accounts the depositary interests in a global Note are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. However, if there is an event of default under the Notes, the Depositary will exchange the applicable global Note for definitive Notes in registered form, which it will distribute to its participants.

CSXT understands that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic book-entry changes in accounts of its participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in the Depositary. Indirect access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although the Depositary is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global Note among participants of the Depositary, it is under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. Neither CSXT, the underwriters nor the trustee will have any responsibility for the performance by the Depositary or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

The global Notes representing book-entry Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or the nominee to a successor of the Depositary or a nominee of the successor.

The global Notes representing book-entry Notes are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if:

•

The Depositary notifies CSXT that it is unwilling or unable to continue as a depositary for the global Notes, or if at any time the Depositary ceases to be a Clearing Agency registered under the Exchange Act, and a successor depositary is not appointed by CSXT within 90 days;

•	CSXT in its sole discretion determines that the book-entry Notes will be exchangeable for definitive Notes in registered form; or

•	Any event has happened and is continuing which, after notice or lapse of time, or both, would become an event of default with respect to the Notes.

Any global Note representing book-entry Notes that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof. Upon the exchange of a global Note for definitive Notes, that global Note will be canceled by the trustee and the definitive Notes will be registered in the names and in the authorized denominations as the Depositary, pursuant to instructions from its participants, any indirect participants or otherwise, instructs the trustee. The trustee will deliver those Notes to the persons in whose names those Notes are registered and will recognize those persons as the holders of those Notes.

Except as provided above, owners of book-entry Notes will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders of those Notes for any purpose under the senior indenture, and no global Note representing book-entry Notes will be exchangeable, except for another global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a book-entry Note must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under that global Note or the senior indenture. The senior indenture provides that the Depositary, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. CSXT understands that under existing industry practices, if CSXT requests any action of holders or an owner of a book-entry Note desires to give or take any action a holder is entitled to give or take under the senior indenture, the Depositary would authorize the participants owning the relevant book-entry Notes to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Transfers between participants in the Depositary will be effected in the ordinary way in accordance with the Depositary’s rules and will be settled in same-day funds. Secondary market trading between Clearstream Luxembourg Participants and/or

Euroclear Participants will be effected in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through participants in the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of book-entry Notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a Depositary participant will be received on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

LEGAL AND REGULATORY CONSIDERATIONS

Bankruptcy Considerations

Section 1168 of title 11, United States Code (the “Bankruptcy Code”) applies in cases under chapter 11 of the Bankruptcy Code concerning a railroad and affects the rights of, among others, a secured party with a security interest in certain types of equipment (described below). Section 1168 provides that the right of a secured party with a security interest in such equipment to take possession of such equipment in compliance with a security agreement and to enforce any of its other rights or remedies under such security agreement to sell, lease or otherwise retain such equipment is not limited or otherwise affected by any other provision of the Bankruptcy Code (including the automatic stay provisions of Section 362 of the Bankruptcy Code) or by any power of the bankruptcy court, subject to the exception described in the following sentence. The right of a secured party to take possession and to enforce those other rights and remedies is subject to the automatic stay provisions of Section 362 of the Bankruptcy Code, however, if (a) before the date that is 60 days after the date of the commencement of the railroad’s chapter 11 case, the railroad, subject to bankruptcy court approval, agrees to perform all obligations under such equipment security agreement and (b) any default under such equipment security agreement (other than defaults arising from the railroad’s bankruptcy, insolvency or financial condition, or certain similar defaults) (i) that is an event of default thereunder and that occurs before the commencement of the railroad’s chapter 11 case is cured before such 60-day period expires, (ii) that occurs or becomes an event of default thereunder after the date that the bankruptcy case is commenced but before the expiration of such 60-day period is cured before the later of (A) the date that is 30 days after the default or event of default and (B) the expiration of such 60-day period and (iii) that occurs on or after such 60-day period expires is cured in accordance with the terms of such security agreement, if cure is permitted under that agreement. The 60-day period referenced above may be extended by agreement of the railroad and the secured party, subject to the bankruptcy court’s approval.

If at any time during the chapter 11 case the secured party is entitled under Section 1168 of the Bankruptcy Code to take possession of the equipment in which it has a security interest and the secured party makes a written demand for such possession to the railroad, the railroad must immediately surrender and return such equipment to the secured party. At the time that the railroad must so surrender and return such equipment, the security agreement relating to the equipment, if it is an executory contract, is deemed rejected.

Under the Bankruptcy Code, a “railroad” means a common carrier by railroad engaged in the transportation of individuals or property or owner of trackage facilities leased by such a common carrier. The equipment described in Section 1168 of the Bankruptcy Code (a) is rolling stock equipment or accessories used on rolling stock equipment, including superstructures or racks, that is subject to a security interest granted by the railroad and (b) includes all records and documents relating to such equipment that are required, under the terms of the security agreement, that is to be surrendered or returned by the railroad in connection with the surrender or return of such equipment.

Subject to the assumptions and qualifications set forth in the opinion delivered by Cravath, Swaine & Moore LLP, CSXT has been advised that in the event CSXT becomes a debtor under chapter 11 of the Bankruptcy Code, Section 1168 will apply to the security interest granted by CSXT to the Trustee concerning the locomotive equipment securing the Notes.

Regulatory Approvals

Various states have statutes that may impose a requirement of prior approval for securities issued by railroad companies, including statutes that provide, among other things, that any securities issued without such approval are void or voidable. Until December 31, 1995, such statutes were specifically preempted by the jurisdiction of the Interstate Commerce Commission (the “ICC”). In December 1995, however, Congress enacted the ICC Termination Act of 1995 which, effective January 1, 1996, abolished the ICC, transferred exclusive jurisdiction to regulate rail transportation to the STB and repealed a provision of the Interstate Commerce Act requiring ICC approval of security issues by railroads. CSXT, which has not requested approvals of any state regulatory authority in connection with this offering, has been advised by its counsel, that, notwithstanding repeal of such provision, state prior approval statutes should not be applicable to this offering for a number of reasons, including the continued preemption of such statutes under the revised federal regulatory scheme embodied in the ICC Termination Act of 1995 and the invalidity of such statutes as applied to CSXT under the Commerce Clause of the United States Constitution.

CERTAIN TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax consequences to non-U.S. holders of the ownership and disposition of the Notes. This discussion applies only to holders of Notes that acquire the Notes pursuant to this offering at the initial offering price. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax discussion points set forth below. This discussion is limited to investors that hold the Notes as capital assets (generally, for investment purposes). Furthermore, except to the extent set forth below, this discussion does not address any U.S. federal gift or alternative minimum tax laws or any state, local or foreign tax laws. Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state and local, foreign income and other tax consequences of the purchase, ownership and disposition of the Notes.

Non-U.S. Holder Defined

For purpose of this discussion, you are a non-U.S. holder if you are a beneficial owner of the Notes that is an individual, corporation, estate or trust that, for U.S. federal income tax purposes, is not a U.S. person. You are generally treated as a U.S. person for U.S. federal income tax purposes if you are: (i) an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state therein or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust (A) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) which has made a valid election to be treated as a U.S. person under applicable Treasury regulations.

Interest

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of CSX Corporation’s voting stock, (B) is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) related to CSX directly or constructively through stock ownership, (C) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (D) satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN). If interest on the Notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding sentence, interest on the Notes will generally be subject to U.S. withholding tax at a 30% rate unless an income tax treaty applies to reduce or eliminate such withholding tax and the non-U.S. holder properly certifies as to its entitlement to the treaty benefits under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN). If interest on the Notes is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base within the United States, then the non-U.S. holder will generally be subject to U.S. federal income tax on such interest, in the same manner as if such holder were a U.S. holder, if such non-U.S. holder provides a properly executed IRS Form W-8ECI. A non-U.S. holder that is a foreign corporation may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate).

Sale, Exchange or Other Taxable Disposition of Notes

A non-U.S. holder will generally not be subject to U.S. federal withholding tax with respect to gain recognized on the sale, exchange or other taxable disposition of the Notes. A non-U.S. holder will also generally not be subject to U.S. federal income tax with respect to such gain unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base within the United States, (ii) in the case of a non-U.S. holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which such holder disposes of the Notes and certain other conditions are satisfied or (iii) the gain represents accrued but unpaid interest not previously included in income, in which case the rules regarding interest would apply. In the case described above in (i), gain or loss recognized on the disposition of such Notes will generally be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. holder, and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described above in (ii), the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes, which may be offset by certain U.S. source capital losses.

Federal Estate Tax

Notes that are held (or treated as held) by an individual who, at the time of death, is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax, provided that at the time of death, (i) such individual is not a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of stock of CSX Corporation entitled to vote and (ii) payments of interest with respect to such Notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding

A non-U.S. holder will generally be required to comply with certain certification procedures to establish that such holder is not a U.S. person, in order to avoid backup withholding tax (currently at a rate of 28%) with respect to payments of principal and interest on or the proceeds of a disposition of the Notes. Such certification procedures will generally be satisfied through the provision of a properly executed IRS Form W-8BEN (or other appropriate form). In addition, CSXT must report annually to the IRS and to each non-U.S. holder the amount of any interest paid to such non-U.S. holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely provided to the IRS.

European Union Tax Reporting and Withholding

Directive 2003/48/EC of the Council of the European Union, relating to the taxation of savings income, became effective on July 1, 2005. Under this directive, if a paying agent for interest on a debt claim is a resident in one member state of the European Union and an individual who is the beneficial owner of the interest is a resident of another member state, then the former member state will be required to provide information (including the identity of the recipient) to authorities of the latter member state. “Paying agent” is defined broadly for this purpose and generally includes any agent of either the payor or the payee. Belgium, Luxembourg and Austria have opted instead to withhold tax on the interest during a transitional period (initially at a rate of 15% but rising in steps to 35% after six years), subject to the ability of the individual to avoid withholding tax through voluntary disclosure of the investment to the individual’s member state. In addition, certain non-members of the European Union (Switzerland, Liechtenstein, Andorra, Monaco and San Marino), as well as dependent and associated territories of the United Kingdom and the Netherlands, have adopted equivalent measures effective on the same date, and some (including Switzerland) have exercised the option to apply withholding taxes as described above.

UNDERWRITING

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and CSXT has agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$94,645,000
Credit Suisse Securities (USA) LLC	94,645,000
J.P. Morgan Securities Inc.	94,645,000
Barclays Capital Inc.	14,022,000
Deutsche Bank Securities Inc.	14,022,000
Morgan Stanley & Co. Incorporated	14,022,000
UBS Securities LLC	14,022,000
Mitsubishi UFJ Securities International plc	3,505,000
Mizuho Securities USA Inc.	3,505,000
Scotia Capital (USA) Inc.	3,505,000

Total	$350,538,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a concession not to exceed 0.30% of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the Notes. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

The total underwriting discounts and commissions that CSXT is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes) is 0.60%.

All sales of the Notes in the U.S. will be made through U.S. registered broker/dealers. Mitsubishi UFJ Securities International plc is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the Notes in the U.S., it will do so through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the

Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time,

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during its last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by CSX of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public,” in relation to any Notes in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed:

(a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000, or “FSMA”) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to CSX; and

(b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Japan

The underwriters will not offer or sell any of the Notes directly or indirectly in Japan or to or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase, in addition to the relevant issue price set forth on the cover page of this prospectus supplement.

Stabilization

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of

Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed, in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., on behalf of the underwriters, may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Miscellaneous

CSXT estimates that its total expenses (excluding underwriting discounts and commissions) for this offering will be approximately $350,000.

The underwriters or their affiliates have performed commercial banking, investment banking and advisory services for CSX from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for CSX in the ordinary course of their business. Certain of the underwriters or their affiliates engage in commercial lending activities with CSX Corporation and are lenders under CSX Corporation’s bank credit facilities.

CSXT has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes will be passed upon for CSX by Cravath, Swaine & Moore LLP, New York, New York. Additionally, certain STB regulatory matters will be passed upon for CSX by Louis E. Gitomer, Esq. and certain Canadian legal matters will be passed upon for CSX by McCarthy Tétrault LLP. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York. From time to time, Shearman & Sterling LLP has provided, and may continue to provide, legal services to CSX, for which it has received, and may receive, customary fees and expenses.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2007, and the effectiveness of our internal control over financial reporting as of December 28, 2007, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in the registration statement in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

DEBT SECURITIES (AND RELATED GUARANTEES), TRUST PREFERRED SECURITIES (AND RELATED GUARANTEE AND AGREEMENT AS TO EXPENSES AND LIABILITIES), COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES AND SECURITIES WARRANTS

We may sell from time to time, in one or more offerings:

•	debt securities (and related guarantees)

•	trust preferred securities (and related guarantee and agreement as to expenses and liabilities)

•	common stock

•	preferred stock

•	depositary shares

•	warrants for debt securities, common stock and/or preferred stock

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 10, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) by CSX Corporation, its principal subsidiary, CSX Transportation, Inc. and CSX Capital Trust I. In this prospectus, unless otherwise indicated or the context requires otherwise, (1) the words “CSX,” “we,” “our” and “us” refer to CSX Corporation and its subsidiaries, including CSX Transportation, Inc., (2) references to “CSXT” are to CSX Transportation, Inc. and (3) references to the “Trust” are to “CSX Capital Trust I”.

Under the shelf registration statement, CSX may sell, separately or in units, any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities CSX may offer, you should review the full text of those documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities CSX may offer. Each time CSX sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any material United States federal income tax considerations will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

CSX files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov . You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows CSX to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until CSX sells all of the securities covered by the shelf registration statement.

•	Annual Report on Form 10-K for the fiscal year ended December 29, 2006;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2007;

•	Current Report on Form 8-K filed with the SEC on April 26, 2007, May 7, 2007, July 12, 2007, September 10, 2007, September 14, 2007 and December 10, 2007; and

•	The description of CSX common stock contained in our Registration Statement on Form 8-B (File No. 1-8022) filed with the SEC on September 25, 1980.

You may request a copy of any filings referred to above, at no cost, by contacting CSX at the following address: Ellen M. Fitzsimmons, Senior Vice President—Law and Public Affairs and Corporate Secretary, CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. CSX has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. CSX will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information CSX previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

CSX CORPORATION / CSX TRANSPORTATION, INC.

CSX, based in Jacksonville, Florida, is one of the nation’s leading transportation companies. Surface Transportation, which includes CSX’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

CSXT is CSX’s principal operating company. CSXT operates the largest railroad in the eastern United States with a rail network of approximately 21,000 miles, linking markets in 23 states, the District of Columbia and the Canadian provinces of Ontario and Quebec.

CSX Intermodal Inc., a subsidiary of CSX and one of the nation’s largest coast-to-coast intermodal transportation providers, is an integrated, intermodal company linking customers to railroads via trucks and terminals. CSX’s other holdings include CSX Hotels, Inc., a resort doing business as The Greenbrier, located in White Sulphur Springs, West Virginia, and CSX Real Property, Inc., an organization responsible for the management, sale, lease, acquisition and development of company properties. See “Where You Can Find More Information” above.

CSX CAPITAL TRUST I

The Trust is a statutory trust formed under Delaware law by us, as sponsor for the Trust, and The Bank of New York Trust Company, N.A. (as successor to Chase Bank USA, National Association, formerly Chase Manhattan Bank USA, National Association), who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The trust agreement for the Trust will be amended and restated substantially in the form filed as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The Trust exists for the exclusive purposes of:

•	issuing two classes of trust securities, trust preferred securities and trust common securities, which together represent undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the trust securities in our subordinated debt securities;

•	making distributions; and

•	engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

Subordinated debt securities of CSX will be the sole assets of the Trust, and our payments under those subordinated debt securities and the agreement as to expenses and liabilities will be the sole revenue of the Trust. No separate financial statements of the Trust are included in this prospectus. CSX considers that those financial statements would not be material to holders of the trust preferred securities because the Trust has no independent operations and the purpose of the Trust is as described above. The Trust is not required to file annual, quarterly or special reports with the SEC.

The principal place of business of the Trust will be c/o CSX Corporation, 500 Water Street, 15 th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

RATIO OF EARNINGS TO FIXED CHARGES

CSX’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

	For the Nine Months Ended	For the Fiscal Years Ended
	Sept. 28, 2007	Dec. 29, 2006	Dec. 30, 2005	Dec. 31, 2004	Dec. 26, 2003	Dec. 27, 2002

Ratio of earnings to fixed charges	4.9x	5.0x	3.0x	2.0x	1.3x	2.2x

CSXT’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

	For the Nine Months Ended	For the Fiscal Years Ended
	Sept. 28, 2007	Dec. 29, 2006	Dec. 30, 2005	Dec. 31, 2004	Dec. 26, 2003	Dec. 27, 2002

Ratio of earnings to fixed charges	6.0x	6.4x	5.4x	3.9x	2.2x	3.7x

For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from operations before income taxes plus interest expense related to indebtedness, amortization of debt discount and the interest portion of fixed rent expense, less undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

USE OF PROCEEDS

CSX will use, or cause to be used, the net proceeds from the sale of the securities for general corporate purposes, which may include reduction or refinancing of outstanding indebtedness, capital expenditures, working capital requirements, implementation of work force reductions, improvements in productivity and other cost reductions at our surface transportation units, and redemptions and repurchases of certain outstanding securities. CSX has not specifically allocated the proceeds to those purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of securities will depend upon the funding requirements of CSX and the availability and cost of other funds at the time of the sale. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering if no allocation has been made, will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

CSX CORPORATION

CSX may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be either senior obligations or subordinated obligations of CSX. Senior debt securities may be issued under a senior indenture dated as of August 1, 1990 between CSX and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as currently supplemented and amended and as further supplemented and amended from time to time. Subordinated debt securities may be issued under a subordinated indenture to be entered into between CSX and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as further supplemented and amended from time to time. Copies of the senior indenture and a form of the subordinated indenture have been incorporated by reference in, or filed as exhibits to, the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture, together with any other indentures CSX may enter into in connection with the issuance of debt securities as applicable, are sometimes referred to collectively as the “indentures.” The trustee under the senior indenture and the trustee under the subordinated indenture, together with any other trustees under any other indentures CSX may enter into in connection with the issuance of debt securities as applicable, are sometimes referred to collectively as the “trustees.”

The discussion of the material provisions of the indentures and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indentures, which provisions of the indentures (including defined terms) are incorporated in this description of debt securities by reference.

The debt securities may be issued from time to time in one or more series of senior debt securities and one or more series of subordinated debt securities. Neither indenture limits the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities are to be issuable as registered debt securities or bearer debt securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•

the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•

the person to whom any interest on any registered debt securities of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the applicable coupons, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner provided in the relevant indenture and the extent to which, or the manner in which, any interest payable on a permanent global debt security on an interest payment date will be paid;

•

each office or agency where, subject to the terms of the relevant indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the relevant indenture as described below under “Form, Exchange, Registration and Transfer,” the debt securities may be presented for registration of transfer or exchange;

•

the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

•

the obligation, if any, of CSX to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

•

the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

•

the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSX or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

•

whether the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities may be determined with reference to an index and the manner in which those amounts will be determined;

•	the portion of the principal amount of the debt securities that will be payable upon acceleration if other than the full principal amount;

•	any limitation on the application of the terms of the indenture described below under “Discharge, Defeasance and Covenant Defeasance;”

•	the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the relevant indenture.

The prospectus supplement will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the debt securities of that series and whether CSX has the option to redeem the affected debt securities rather than pay those additional amounts.

As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of the debt securities.

If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to those debt securities and that currency will be specified in the related prospectus supplement.

Debt securities of a series may also be issued under the relevant indenture upon the exercise of debt warrants issued by CSX. See “Description of Debt Warrants.”

The indentures do not contain any provisions that may afford the holders of debt securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the debt securities. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Form, Exchange, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that CSX may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer debt securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, bearer debt securities will have interest coupons attached. The indentures also will provide that debt securities of a series may be issuable in temporary or permanent global form. See “Global Debt Securities.”

At the option of the holder, subject to the terms of the relevant indenture, registered debt securities of any series will be exchangeable for other registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered debt securities and bearer debt securities, at the option of the holder, subject to the terms of the relevant indenture, bearer debt securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of that series will be exchangeable for registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer debt securities surrendered in exchange for registered debt securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest and interest will not be payable in respect of the registered debt security issued in exchange for that bearer debt security, but will be payable only to the holder of the coupon relating to that date when due in accordance with the terms of the indenture. Registered debt securities, including registered debt securities received in exchange for bearer debt securities, may not be exchanged for bearer debt securities. Each bearer debt security and coupon will bear a legend to the following effect:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Debt securities may be presented for exchange as provided above, and registered debt securities may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent designated by CSX for that purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the relevant indenture. The transfer or exchange will be effected upon the records of the security registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. CSX has appointed the trustee as security registrar. If a prospectus supplement refers to any transfer agent (in addition to the security registrar) initially designated by CSX with respect to any series of debt securities, CSX may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that, if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series located outside the United States and its possessions. CSX may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption, CSX will not be required to

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issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of like tenor and of the series of which that debt security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debt securities of like tenor and of the series to be redeemed;

•	register the transfer of or exchange any registered debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

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exchange any bearer debt security so selected for redemption, except to exchange that bearer debt security for a registered debt security of that series and like tenor which is immediately surrendered for redemption.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on bearer debt securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States and its possessions that CSX may designate from time to time or, at the option of the holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a bearer debt security on any interest payment date will be made only against surrender to the paying agent of the coupon relating to that interest payment date. No payment with respect to any bearer debt security will be made at any office or agency of CSX in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. However, payments of principal of and any premium and interest on bearer debt securities denominated and payable in U.S. dollars will be made at the office of the paying agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions.

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on registered debt securities will be payable, subject to any applicable laws and regulations, at the office of the paying agent or paying agents that CSX may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to that payment as that address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a registered debt security on any interest payment date will be made to the person in whose name that registered debt security (or predecessor debt security) is registered at the close of business on the regular record date for that interest.

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as a paying agent for CSX for payments with respect to debt securities of each series which are issuable solely as registered debt securities and as a paying agent for payments with respect to debt securities of each series (subject to the limitations described above in the case of bearer debt securities) which are issuable solely as bearer debt securities or as both registered debt securities and bearer debt securities. Any paying agents outside the United States and its possessions and any other paying agents in the United States or its possessions initially designated by CSX for the debt securities of each series will be named in the applicable prospectus supplement. CSX may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain

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a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered debt securities of the series (and for payments with respect to bearer debt securities of the series in the circumstances described above, but not otherwise), and

•	a paying agent in a place of payment located outside the United States and its possessions where debt securities of that series and any related coupons may be presented and surrendered for payment;

provided, however, that if the debt securities of that series are listed on a stock exchange located outside the United States and its possessions and that stock exchange requires CSX to do so, CSX will maintain a paying agent in a city located outside the United States and its possessions for the debt securities of that series.

All moneys paid by CSX to a paying agent for the payment of the principal of and any premium or interest on any debt security of any series which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to CSX and the holder of that debt security or any related coupon will after that time look only to CSX for payment of that principal, premium or interest.

Ranking of Debt Securities; Holding Company Structure

The senior debt securities will be unsecured unsubordinated obligations of CSX and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of CSX. The subordinated debt securities will be unsecured obligations of CSX and will be subordinated in right of payment to all existing and future senior indebtedness (as defined below) of CSX. See “Additional Terms of Subordinated Debt Securities—Subordination.”

The debt securities are obligations exclusively of CSX. CSX is a holding company, substantially all of whose consolidated assets are held by our subsidiaries. Accordingly, the cash flow of CSX and the consequent ability to service our debt, including the debt securities, are largely dependent upon the earnings of those subsidiaries.

Because CSX is a holding company, the debt securities issued by CSX will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of CSX’s subsidiaries. Therefore, CSX’s rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that CSX may itself be a creditor with recognized claims against the subsidiary, in which case the claims of CSX would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by CSX. Although certain debt instruments to which CSX and our subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both CSX and our subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global debt security may not be transferred except as a whole by the depositary for that global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer debt securities will be described in the prospectus supplement relating to that series.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock, depositary shares or other debt securities will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Certain Covenants and Agreements of CSX

The indentures do not limit the amount of indebtedness or lease obligations that may be incurred by CSX and our subsidiaries. The indentures do not contain provisions that would give holders of the debt securities the right to require CSX to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a takeover, recapitalization or similar restructuring, or otherwise.

Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries.

The following covenant will be applicable to senior debt securities but not to subordinated debt securities unless the prospectus supplement and the relevant indenture supplement otherwise provide. The senior indenture provides that CSX may not, nor may it permit any subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the senior indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the senior debt securities) of CSX, any subsidiary or any other person, unless all of the outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be directly secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness;

“principal subsidiary” as CSXT; and “subsidiary” as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by CSX or one or more subsidiaries, or by CSX and one or more subsidiaries. The indentures do not prohibit the sale by CSX or any subsidiary of any stock or indebtedness of any subsidiary, including any principal subsidiary.

Provision in Indentures—Consolidation, Merger and Sale of Assets.

The following provision will be applicable to both senior debt securities and subordinated debt securities unless the prospectus supplement and the relevant indenture supplement otherwise provide. Each indenture provides that CSX may, without the consent of the holders of any of the outstanding debt securities of a series, consolidate with, merge into or transfer our assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that:

•	the successor corporation assumes, by a supplemental indenture, CSX’s obligations on the debt securities of each series and under the indenture,

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default will have occurred and be continuing, and

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CSX delivers to the relevant trustee an officer’s certificate and an opinion of counsel each stating that the transaction and supplemental indenture, if any, comply with the applicable article of the indenture and that all conditions precedent in the indenture relating to the transaction have been complied with.

Events of Default

An “event of default” with respect to the debt securities of any series is defined in the relevant indenture, unless the prospectus supplement and the relevant indenture supplement otherwise provide, as:

•	a failure to pay principal of or any premium on any of the debt securities of that series when due;

•	a failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	a failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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a failure to perform any other covenant of CSX in the relevant indenture (other than a covenant included in that indenture solely for the benefit of a series of debt securities other than that series) continued for 90 days after written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of CSX; or

•	any other event of default provided with respect to debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so.

Subject to the provisions of the Trust Indenture Act requiring each trustee, during an event of default under the relevant indenture, to act with the requisite standard of care, and to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default occurs and is continuing, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series or any related coupons unless those holders offer to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the relevant trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the relevant trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all those outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the relevant trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all events of default have been cured or waived.

No holder of any debt securities of any series or any related coupons will have any right to institute any proceeding with respect to the relevant indenture or for any remedy under the indenture, unless that holder has previously given to the relevant trustee written notice of a continuing event of default with respect to debt securities of that series, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the relevant trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of an outstanding debt security of that series for enforcement of payment of the principal of, or any premium or interest on, that debt security on or after the respective due dates expressed in that debt security.

CSX is required to furnish to the relevant trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the relevant indenture and as to the absence of default.

Meetings, Modification and Waiver

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each indenture contains provisions permitting CSX and the relevant trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture and affected by a modification or amendment (voting as one class), to modify or amend any of the provisions of that indenture or of those debt securities or the rights of the holders of those debt securities under that indenture, provided that no modification or amendment will, without the consent of each holder of each outstanding debt security affected by that modification or amendment:

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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of any debt security, or change any obligation of CSX to pay additional amounts (except as contemplated and permitted by the indenture), or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that security or change the coin or currency in which any debt security or any premium or interest on any debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date),

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reduce the percentage in principal amount of the debt securities, the consent of the holders of which is required for any modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of the debt securities,

•	change any obligation of CSX to maintain an office or agency in the places and for the purposes required by the indenture,

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solely in the case of the subordinated indenture, modify any of the provisions of the subordinated indenture relating to subordination of the subordinated debt securities or the definition of senior indebtedness in a manner adverse to the holders of the subordinated debt securities, or

•	modify any of the above provisions (except as permitted by the indenture).

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each indenture also contains provisions permitting CSX and the relevant trustee, without the consent of the holders of the debt securities issued under the indenture, to modify or amend the indenture in order, among other things:

•	to add any additional events of default or add to the covenants of CSX for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to establish the form or terms of debt securities of any series;

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to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of any debt securities issued under the indenture in any material respect; or

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to change or eliminate any of the provisions of the indenture, provided that the change or elimination will become effective only when there is no debt security outstanding of any series issued under the indenture created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, compliance by CSX with certain restrictive provisions of the indenture, including the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries.” The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series and any related coupons, waive any past default under the indenture with respect to debt securities of that series, except a default (a) in the payment of principal of or any premium or interest on any debt security of that series or (b) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of debt securities for quorum purposes:

(1)	the principal amount of an original issue discount debt security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of the determination upon acceleration of the maturity thereof,

(2)	the principal amount of a debt security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the principal amount of that debt security or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the amount determined as provided in (1) above, and

(3)	any debt security owned by CSX or any other obligor on that debt security or any affiliate of CSX or other obligor will be deemed not to be outstanding.

Each indenture contains provisions for convening meetings of the holders of debt securities of any or all series. A meeting may be called at any time by the relevant trustee, and also, upon request, by CSX or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in each case upon notice given in accordance with “Notices” below and the provisions of the relevant indenture. Except for any consent which must be given by the holder of each outstanding debt security that would be affected as described above, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except for any consent which must be given by the holder of each outstanding debt security that would be affected, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in principal amount of the outstanding debt securities of that series.

Any resolution passed or action taken at any meeting of holders of debt securities of any series duly held in accordance with the relevant indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

Notices

Except as otherwise provided in the indenture, notices to holders of bearer debt securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in any other city or cities as may be specified in those debt securities. Notices to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

Title to any bearer debt securities (including bearer debt securities in temporary global form and in permanent global form) and any related coupons will pass by delivery. CSX, the trustee and any agent of CSX or the trustee may treat the bearer of any bearer debt security and the bearer of any coupon and the registered owner of any registered debt security as the absolute owner (whether or not that debt security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

Any mutilated debt security or a debt security with a mutilated coupon will be replaced by CSX at the expense of the holder upon surrender of that debt security to the relevant trustee. Debt securities or coupons that become destroyed, lost or stolen will be replaced by CSX at the expense of the holder upon delivery to the relevant trustee of evidence of the destruction, loss or theft satisfactory to CSX and the relevant trustee; in the case of any coupon which becomes destroyed, lost or stolen, that coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and CSX may be required at the expense of the holder of that debt security or coupon before a replacement debt security will be issued.

Discharge, Defeasance and Covenant Defeasance

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, upon the direction of CSX, each indenture will generally cease to be of further effect with respect to any series of debt securities issued under that indenture specified by CSX (subject to the survival of certain provisions of that indenture) when:

•	CSX has delivered to the relevant trustee for cancellation all debt securities issued under that indenture or

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all debt securities issued under that indenture not previously delivered to the relevant trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CSX has deposited with the relevant trustee as trust funds the entire amount sufficient to pay and discharge at stated maturity or upon redemption the entire indebtedness on all debt securities issued under that indenture

(and if, in either case, CSX has paid or caused to be paid all other sums payable under the relevant indenture with respect to the debt securities of that series by CSX and CSX has delivered an officer’s certificate and an opinion of counsel each stating that the requisite conditions have been complied with).

In addition, unless otherwise provided in an applicable prospectus supplement, CSX may elect with respect to any series of debt securities either

(1)	to defease and be discharged from any and all obligations with respect to those debt securities (except as otherwise provided in the relevant indenture) (“defeasance”) or

(2)	to be released from our obligations with respect to those debt securities described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the senior indenture) and certain other restrictive covenants in the relevant indenture and, if indicated in the applicable prospectus supplement, our obligations with respect to any other covenant applicable to the debt securities of that series (“covenant defeasance”).

If we exercise our defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the covenants noted under clause (2) of the immediately preceding paragraph. We may exercise our defeasance option with respect to those debt securities even though we may have previously exercised our covenant defeasance option.

If CSX effects covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the senior indenture and which would no longer be applicable to those debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or government obligations deposited with the applicable trustee to effect the covenant defeasance may not be sufficient to pay amounts due on those debt securities at the time of any acceleration resulting from the event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

We may exercise our defeasance option or our covenant defeasance option with respect to any series of debt securities, only if:

(1)	CSX irrevocably deposits in trust with the trustee cash and/or U.S. government obligations for the payment of principal, premium, if any, and interest with respect to those debt securities to maturity or redemption, as the case may be, and we deliver to the relevant trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at the times and in the amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all those debt securities to maturity or redemption, as the case may be,

(2)	no event of default with respect to the debt securities of that series has occurred and is continuing

•	on the date of the deposit or

•	with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit,

(3)	the defeasance or covenant defeasance does not result in the trust arising from that deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended,

(4)	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the relevant indenture or any other agreement or instrument to which we are a party or by which we are bound,

(5)	CSX delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and

(6)	CSX delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities as contemplated by the indenture have been complied with.

The opinion of counsel, with respect to defeasance, referred to in clause (5) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the relevant indenture.

The trustee must hold in trust cash or U.S. government obligations deposited with it as described above and must apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of CSX, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with CSX and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

CSX and certain of our subsidiaries may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) , the senior trustee and the subordinated trustee, and its affiliates. The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) acts as trustee under the senior indenture and another indenture pursuant to which we issued our Series A Medium-Term Notes, Series B Medium-Term Notes, Series C Medium Term Notes, 6.25% Notes due 2008, 4.875% Notes due 2009, 6.75% Notes due 2011, 6.30% Notes due 2012, 5 1/2% Notes due 2013, 5.30% Notes due 2014, 7.90% Debentures due 2017, Zero Coupon Convertible Debentures due October 30, 2021, 8.625% Debentures due 2022, 8.10% Debentures due 2022, 7.95% Debentures due 2027, 7.25% Debentures due 2027, 8.30% Debentures due 2032, 6.00% Notes due 2036, 5.600% Notes due 2017, 6.150% Notes due 2037, 5.750% Notes due 2013 and 6.250% Notes 2018.

Additional Terms of Subordinated Debt Securities

Additional Covenants Applicable to Subordinated Debt Securities

Under the subordinated indenture, or under one or more supplemental indentures to the subordinated indenture, we will:

•	maintain 100% ownership of the common securities of any trust to which subordinated debt securities have been issued while those subordinated debt securities remain outstanding; and

•

pay to any trust to which subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than that trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Option to Extend Interest Payment Period

If so indicated in the prospectus supplement, we can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the applicable subordinated debt securities. At the end of the extension period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the applicable subordinated debt securities, to the extent permitted by applicable law.

During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the subordinated debt securities or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any distribution of our assets upon any dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX:

•

all senior indebtedness will first be paid in full, or that payment will be provided for, before any payment on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities is made, and

•

if any payment or distribution of our assets is received by the subordinated trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, that payment or distribution will be paid over to the holders of senior indebtedness or on their behalf for application to the payment of all senior indebtedness remaining unpaid until all senior indebtedness has been paid in full or that payment provided for, after giving effect to any concurrent payment or distribution to the holders of senior indebtedness.

Subject to the payment in full of all senior indebtedness upon any distribution of our assets, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

By reason of subordination of the subordinated debt securities, if there is any distribution of our assets upon dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX,

•

holders of senior indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of that distribution to the holders of senior indebtedness until all senior indebtedness is paid in full, and

•

creditors of CSX who are neither holders of subordinated debt securities nor holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities. The subordinated indenture provides that the subordination provisions in the subordinated indenture will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the subordinated indenture (see “—Discharge, Defeasance and Covenant Defeasance” above).

The subordinated indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on the subordinated debt securities will be made unless full payment of amounts then due for the principal of, premium, if any, sinking funds, if any, and interest, if any, on senior indebtedness has been made or duly provided for.

Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

(1)	any liability of CSX

•	for borrowed money or under any reimbursement obligation relating to a letter of credit, or

•	evidenced by a bond, note, debenture or similar instrument, or

•	for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or

•	for the payment of money relating to a capitalized lease obligation, or

•	for the payment of money under any swap agreement;

(2)	any liability of others described in the preceding clause (1) that CSX has guaranteed or that is otherwise our legal liability; and

(3)	any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above,

unless, in the instrument creating or evidencing any liability referred to in clause (1) or (2) above or any deferral, renewal, extension or refunding referred to in clause (3) above or pursuant to which the same is outstanding, it is expressly provided that the liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of CSX or is not senior or prior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment; and provided that the subordinated debt securities will not constitute senior indebtedness. Swap agreements are defined as any financial agreement designed to manage our exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements.

Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of a recent date. The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

CSX TRANSPORTATION, INC.

CSXT may issue debt securities that may be either secured by assets of CSXT or senior unsecured obligations of CSXT. The debt securities will be issued under one or more indentures and may be issued from time to time in one or more series. Payment obligations under any debt securities issued by CSXT will be fully, unconditionally and irrevocably guaranteed by CSX.

The discussion of the material provisions of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the instruments governing such debt securities, which provisions (including defined terms) are incorporated in this description of debt securities by reference.

The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•

the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•

the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

•

the obligation, if any, of CSXT to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

•

the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

•

the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSXT or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

•	whether the debt securities will be unsecured or secured and if secured, the terms relating to the collateral thereof; and

•	any other terms of the debt securities not inconsistent with the provisions of the relevant indenture.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following is a summary of the principal terms of the trust preferred securities. The form of amended trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, or is incorporated by reference. The terms of the trust preferred securities will include those stated in the amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.

General

The Trust will exist until terminated as provided in its amended trust agreement. Except under certain circumstances, CSX will be entitled to appoint, remove or replace trustees, who will conduct the business and affairs of the Trust. The trustees of the Trust will consist of:

•	two employees, officers or affiliates of CSX as administrative trustees;

•

a financial institution unaffiliated with CSX that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement; and

•	one trustee with its principal place of business or who resides in the State of Delaware and who will act under the terms set forth in a prospectus supplement.

The amended trust agreement will authorize the administrative trustees to issue, on behalf of the Trust, two classes of trust securities, trust preferred securities and trust common securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. CSX will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities, proportionately with the trust preferred securities. However, if an event of default occurs and is continuing under the amended trust agreement, the rights of the holders of the trust common securities to payment of distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the trust preferred securities. CSX will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of the Trust.

The proceeds from the sale of the trust preferred securities will be used by the Trust to purchase our subordinated debt securities. These subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the trust securities. CSX will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See “Description of the Guarantee.”

The assets of the Trust available for distribution to the holders of trust preferred securities will be limited to payments from us under the subordinated debt securities held by the Trust. If we fail to make a payment on the subordinated debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

The guarantee, when taken together with our obligations under the subordinated debt securities, the subordinated indenture and the amended trust agreement, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the Trust.

The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that will be described in the amended trust agreement or made part of the amended trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the trust preferred securities will mirror the terms of the subordinated debt securities held by the Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the subordinated debt securities. Holders of trust preferred securities have no preemptive or similar rights.

Provisions of a Particular Series

The Trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

•	the name of the trust preferred securities;

•	the liquidation amount and number of trust preferred securities issued;

•	the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions will be cumulative;

•

the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	and conditions, if any, upon which the subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities;

•	any securities exchange on which the trust preferred securities will be listed;

•

whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for those global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The interest rate and interest and other payment dates of each series of subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust.

Extensions

CSX has the right under the subordinated indenture to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. The administrative trustees will give the holders of the trust preferred securities notice of any extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See “Additional Terms of Subordinated Debt Securities—Option To Extend Interest Payment Period.”

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the property account held by the property trustee. The Trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities. CSX has guaranteed the payment of distributions out of monies held by the Trust to the extent set forth under “Description of the Guarantee.”

Distributions on the trust preferred securities will be payable to the holders named on the securities register of the Trust at the close of business on the record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the administrative trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date.

Mandatory Redemption of Trust Preferred Securities

The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the subordinated debt securities or to the extent the subordinated debt securities are redeemed prior to maturity. The subordinated debt securities will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described under “Special Event Redemption.”

Upon the maturity of the subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the applicable redemption price. Upon the redemption of the subordinated debt securities, either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the subordinated debt securities so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 20 nor more than 60 days’ notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

Both a Tax Event and an Investment Company Event constitute Special Events for purposes of the redemption provisions described in the two immediately preceding paragraphs.

A Tax Event means that the administrative trustees have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, change or announced proposed change in:

•	the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

•	any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations,

which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that:

•	the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the subordinated debt securities,

•	interest payable to the Trust on the subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by CSX for U.S. federal income tax purposes, or

•	the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

An Investment Company Event means that the administrative trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that the Trust is or will be considered an investment company and be required to be registered under the Investment Company Act.

Redemption Procedures

The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if CSX has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated debt securities, the property trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities, and the paying agent will pay the applicable redemption price to the holders of the trust common securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust preferred securities is improperly withheld or refused and not paid either by the Trust or by CSX under the guarantee, distributions on the trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

The terms on which the trust preferred securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of trust preferred securities would be subject to adjustment.

Distribution of the Subordinated Debt Securities

CSX will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause subordinated debt securities to be distributed to the holders of the trust preferred securities in a total stated principal amount equal to the total stated liquidation amount of the trust preferred securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the Trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders.

Liquidation Distribution upon Dissolution

The amended trust agreement will state that the Trust will be dissolved:

•	upon our bankruptcy;

•	upon the filing of a certificate of dissolution or its equivalent with respect to CSX;

•

upon the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of at least a majority in liquidation amount of the trust preferred securities, voting together as a single class;

•	90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

•	upon the distribution of the related subordinated debt securities directly to the holders of the trust securities;

•	upon the redemption of all of the trust securities; or

•	upon entry of a court order for the dissolution of CSX or the Trust.

In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust preferred securities will be entitled to receive:

•	cash equal to the total liquidation amount of each trust preferred security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or;

•	subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities.

If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of the Trust, subject to obtaining any required regulatory approval, subordinated debt securities will be distributed to the holders of the trust securities in liquidation of the Trust.

Trust Enforcement Events

An event of default under the subordinated indenture relating to the subordinated debt securities will be an event of default under the amended trust agreement (a “Trust Enforcement Event”). See “Description of Debt Securities—Events of Default.”

In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

•	the distribution of the subordinated debt securities to holders of the trust securities of the Trust,

•	the redemption of all of the trust securities of the Trust, and

•	mergers, consolidations or amalgamations permitted by the amended trust agreement of the Trust.

Under the amended trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the subordinated indenture. In the event that any Trust Enforcement Event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, under the amended trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holders of trust common securities.

CSX and the administrative trustees must file annually with the property trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement.

Upon the occurrence of a Trust Enforcement Event the property trustee, as the sole holder of the subordinated debt securities, will have the right under the subordinated indenture to declare the principal of, interest and premium, if any, on the subordinated debt securities to be immediately due and payable.

If the property trustee fails to enforce its rights under the amended trust agreement or the subordinated indenture to the fullest extent permitted by law and subject to the terms of the amended trust agreement and the subordinated indenture, any holder of trust preferred securities may sue us, or seek other remedies, to enforce the property trustee’s rights under the amended trust agreement or the subordinated indenture without first instituting a legal proceeding against the property trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See “Relationship Among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust.”

Removal and Replacement of Trustees

Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the subordinated debt securities has occurred and is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended trust agreement.

Mergers, Consolidations or Amalgamations of the Trust

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a “Merger Event”), except as described below. The Trust may, with the consent of a majority of its administrative trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by, another trust, provided that:

•	the successor entity either

•	assumes all of the obligations of the Trust relating to its trust securities, or

•

substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

•	CSX acknowledges a trustee of the successor entity, who has the same powers and duties as the property trustee of the Trust, as the holder of the subordinated debt securities;

•

the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

•	the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

•

the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the Merger Event, CSX has received an opinion of counsel from a nationally recognized law firm stating that

•

the Merger Event does not adversely affect the rights of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity, and

•	following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	CSX guarantees the obligations of the successor entity under the successor securities in the same manner as in the guarantee.

In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

The holders of trust preferred securities have no voting rights except as discussed under “Mergers, Consolidations or Amalgamations of the Trust” and “Description of the Guarantee—Amendments”, and as otherwise required by law and the amended trust agreement.

The amended trust agreement may be amended if approved by a majority of the administrative trustees of the Trust. However, if any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

•	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise, or

•	the dissolution, winding up or termination of the Trust other than under the terms of its amended trust agreement,

then the holders of the trust preferred securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred securities affected by the amendment or proposal.

No amendment may be made to an amended trust agreement if that amendment would:

•	cause the Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the property trustee; or

•	cause the Trust to be deemed to be an investment company which is required to be registered under the Investment Company Act.

The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the subordinated debt securities, to:

•	exercise the remedies available under the subordinated indenture with respect to the subordinated debt securities,

•	waive any event of default under the subordinated indenture that is waivable, or

•	cancel an acceleration of the principal of the subordinated debt securities.

In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in the form of amended trust agreement, holders of trust preferred securities may vote on a change at a meeting or by written consent.

If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by CSX or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•	any trust preferred securities owned by CSX or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the property trustee. The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will also be the guarantee trustee, the subordinated indenture trustee and the senior indenture trustee. CSX and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank). The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under other indentures pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Concerning the Trustees.”

For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Delaware Trustee

The Bank of New York Trust Company, N.A. (as successor to Chase Bank USA, National Association, formerly Chase Manhattan Bank USA, National Association) will serve as trustee of the Trust in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will also serve as property trustee and in the other capacities described above under “Information Concerning the Property Trustee.”

Information Concerning the Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

•	will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

•	will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

•	will cause the subordinated debt securities it holds to be treated as indebtedness of CSX for U.S. federal income tax purposes.

CSX and the administrative trustees are authorized to take any action, so long as it is not inconsistent with applicable law or the certificate of trust or amended trust agreement, that we and the administrative trustees determine to be necessary or desirable for those purposes.

Description of the Guarantee

CSX will execute the guarantee from time to time for the benefit of the holders of the trust preferred securities.

The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will act as guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities.

The following description of the guarantee is only a summary. The form of guarantee is an exhibit to the registration statement.

General

CSX will irrevocably and unconditionally agree under the guarantee to pay the guarantee payments that are defined below, to the extent specified in the guarantee, to the holders of the trust preferred securities, to the extent that the guarantee payments are not paid by or on behalf of the Trust. We are required to pay the guarantee payments to the extent specified in the guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

The following payments and distributions on the trust preferred securities of the Trust are guarantee payments:

•

any accrued and unpaid distributions required to be paid on the trust preferred securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

•

the redemption price for any trust preferred securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

•

upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust securities of the Trust or the redemption of all the trust preferred securities of the Trust, the lesser of:

•

the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities of the Trust in liquidation of the Trust.

We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the Trust to make the payment to those holders.

The guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

If CSX does not make the required payments on the subordinated debt securities that the property trustee holds under the Trust, the Trust will not make the related payments on the trust preferred securities.

Subordination

Our obligations under the guarantee will be unsecured obligations. Those obligations will rank:

•	subordinate and junior in right of payment to certain other liabilities of CSX, as described in the prospectus supplement;

•	equal in priority with subordinated debt securities and similar guarantees that CSX may issue or enter into in respect of the Trust or any similar financing vehicle sponsored by CSX; and

•	senior to our preferred and common stock.

CSX has no subordinated debt securities outstanding that will rank equal in priority with the guarantee. CSX has common stock outstanding that will rank junior to the guarantee.

The guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the guarantee.

Amendments

CSX may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least 50% of the outstanding trust preferred securities to which the guarantee relates.

Termination

The guarantee will terminate and be of no further effect when:

•	the redemption price of the trust preferred securities to which the guarantee relates is fully paid;

•	CSX distributes the related subordinated debt securities to the holders of those trust preferred securities; or

•	the amounts payable upon liquidation of the related Trust are fully paid.

The guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under the guarantee.

Material Covenants

CSX will covenant that, so long as any trust preferred securities remain outstanding, if there is an event of default under the guarantee or under the subordinated indenture for the related subordinated debt securities or during an extension of the interest payment period for the related subordinated debt securities:

•	we will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of CSX’s capital stock; and

•

we will not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any CSX debt securities that rank equally with or junior to the subordinated debt securities issued to the Trust or make any guarantee payments with respect to any guarantee by CSX of the debt securities of any subsidiary of CSX if such guarantee ranks equally with or junior to the subordinated debt securities issued to the Trust.

We may, however, make the following types of distributions:

•	dividends or distributions paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights pursuant to such a plan;

•	payments to a trust holding securities of the same series under a guarantee; and

•	purchases of common stock related to the issuance of common stock or rights under any of CSX’s benefit plans.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Trust, as holder of the guarantee and the subordinated debt securities, will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Events of Default

An event of default will occur under the guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee. The holders of a majority of the trust preferred securities to which the guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under the guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder’s rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Concerning the Guarantee Trustee

The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the guarantee trustee. It will also serve as the property trustee, the subordinated indenture trustee and the senior indenture trustee. We and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) and its affiliates. The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under one other indenture pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Concerning the Trustees.” The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.

Agreement as to Expenses and Liabilities

CSX will enter into an agreement as to expenses and liabilities as required under the trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the trust common securities or other similar interests in the Trust the amounts due to the holders under the terms of the trust common securities or the similar interests.

Relationship among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust

CSX will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the Trust has funds available for the payments, as described under “Description of the Guarantee.” No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the trust preferred securities.

As long as we make payments of interest and other payments when due on the subordinated debt securities held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the Trust, primarily because:

•	the total principal amount of the subordinated debt securities will be equal to the sum of the total liquidation amount of the trust preferred securities;

•	the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its trust preferred securities; and

•	the amended trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If, and to the extent that, we do not make payments on the subordinated debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to you in any such legal action.

Accounting Treatment

The Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The trust preferred securities, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the guarantee and the subordinated debt securities will be included in the notes to the consolidated financial statements. We will record distributions that the Trust pays on the trust preferred securities as an expense in our consolidated statement of income.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, the authorized capital stock of CSX is (i) 600,000,000 shares of common stock, par value $1.00 per share, and (ii) 25,000,000 shares of preferred stock, without par value, issuable in series. As of September 28, 2007, 420,425,477 shares of common stock were issued and outstanding, and no shares of preferred stock were outstanding.

The following discussion of the material provisions of the common stock, preferred stock, Amended and Restated Articles of Incorporation and Bylaws of CSX are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation and the Bylaws, copies of which have been incorporated by reference as exhibits to the registration statement.

Common Stock

CSX may issue shares of common stock, either separately, or together with, or upon the conversion of or in exchange for, other securities. If we offer common stock, the specific terms of the offering, including the number of shares offered and the initial public offering price, will be described in the applicable prospectus supplement.

CSX common stock is listed on the New York Stock Exchange under the symbol “CSX.” All outstanding shares of common stock are fully-paid and non-assessable. Any additional shares of common stock we issue will also be fully-paid and non-assessable. Holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of preferred stock, the holders of those shares exclusively possess all voting power of CSX. There is no cumulative voting in the election of directors, and no holder of common stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of common stock or preferred stock. Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors from funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of CSX, holders of common stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding preferred stock.

The transfer agent for CSX common stock is The Bank of New York, located in New York, New York.

Preferred Stock

CSX may issue shares of our preferred stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities.

The following description of preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. If we offer preferred stock, the terms of any particular series of preferred stock, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable):

•	the title of the series;

•	the number of shares offered;

•	the initial public offering price;

•	the dividend rate or method of calculation of the dividend rate and the dividend payment dates or periods;

•	the date from which dividends will accrue and whether dividends will be cumulative;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class;

•	the provisions for redemption or repurchase, if applicable, including any sinking fund provisions for the redemption or repurchase of shares;

•	the amount payable with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of CSX;

•	any listing on any securities exchange;

•	the procedures for any auction or remarketing, if any;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for other securities;

•	whether interests will be represented by depositary shares; and

•	any other specific terms of the offered preferred stock.

The form of articles of amendment relating to a series of offered preferred stock will be filed as an exhibit to or incorporated by reference in the registration statement. The terms of the preferred stock offered under any prospectus supplement may differ from the general terms set forth in this prospectus.

Preferred stock may be issued from time to time in one or more series. Subject to limitations prescribed by Virginia law and CSX’s Amended and Restated Articles of Incorporation, our Board of Directors, without further action by the shareholders, is authorized to designate and issue in series preferred stock and to fix as to any series:

•	the number of shares constituting that series;

•	the rate of dividend, the time of payment and, if cumulative, the dates from which dividends will be cumulative, and the extent of participation rights, if any;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

•	the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares;

•	the amount payable in the event of a liquidation; and

•	whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of CSX or remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of CSX. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Preferred stock will, when issued, be fully-paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstance, preferred stock could also restrict dividend payments to our holders of common stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Virginia Stock Corporation Act; Anti-takeover Effects

The Virginia Stock Corporation Act (“VSCA”) contains provisions governing “Affiliated Transactions.” These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an “Interested Shareholder”) by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was:

•	a member on the date on which an Interested Shareholder became an Interested Shareholder, or

•	recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of CSX’s Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire CSX’s shares in the first step.

None of the limitations and special voting requirements described above applies to an Interested Shareholder whose acquisition of shares making that person an Interested Shareholder was approved by a majority of CSX’s Disinterested Directors.

These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. At the 2006 annual meeting, the shareholders of CSX voted to “opt out” of the Affiliated Transactions provisions of the VSCA and eliminate the supermajority voting default rules. Under CSX’s amended and restated articles of incorporation, the following actions must be approved, by the affirmative vote, of a majority of the voting shares entitled to vote: (1) any plan of merger or share exchange for which the VSCA requires shareholder approval; (2) the sale of all or substantially all of CSX’s property for which the VSCA requires shareholder approval; and (3) the dissolution of CSX. Majority voting for these three types of actions became effective on November 3, 2007, 18 months after the amendment was approved by the shareholders.

Virginia law also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights with respect to those shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. This law does not apply to acquisitions of CSX stock.

DESCRIPTION OF DEPOSITARY SHARES

CSX may offer depositary shares (either separately or together with other securities) representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, CSX will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following the issuance by CSX of the preferred stock related to the depositary shares, we will deposit the shares of preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption and liquidation rights).

The form of deposit agreement, together with the form of related depositary receipt, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of the depositary shares and the related deposit agreement for a particular issue of depositary shares, which terms may include the following if applicable to those depositary shares:

•	the terms of the series of preferred stock deposited by CSX under the related deposit agreement;

•	the number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

•	whether the depositary shares will be listed on any securities exchange;

•	whether the depositary shares will be sold with any other securities and, if so, the amount and terms of those securities; and

•	any other specific terms of the depositary shares and the related deposit agreement.

DESCRIPTION OF SECURITIES WARRANTS

CSX may issue, either separately or together with other securities, securities warrants for the purchase of debt securities, preferred stock or common stock. Each securities warrant will entitle the holder to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to those securities warrants. Securities warrants may be exercised at any time up to the date and time specified in the applicable prospectus supplement.

Securities warrants will be issued under one or more warrant agreements to be entered into between CSX and a bank or trust company, as warrant agent. The material terms and provisions of the warrant agreement for a particular issue of securities warrants will be set forth in the applicable prospectus supplement. The form of securities warrant agreement, including the form of certificates representing the securities warrants, that will be entered into with respect to a particular offering of securities warrants will be filed as an exhibit to or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of the securities warrants for a particular issue of securities warrants, which terms may include the following if applicable to those securities warrants:

•	the title and aggregate number of the securities warrants;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the securities warrants; the price, or the manner of determining the price, at which the debt securities may be purchased upon exercise of the securities warrants;

•

the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the securities warrants; the price, or the manner of determining the price, at which the preferred stock may be purchased upon exercise of the securities warrants;

•

the number of shares of common stock that may be purchased upon exercise of each securities warrant; the price, or the manner of determining the price, at which the shares may be purchased upon the exercise of the securities warrants;

•	if other than cash, the property and manner in which the exercise price of the securities warrants may be paid; and any minimum number of securities warrants that may be exercisable at any one time;

•	the time or times at which, or period or periods during which, the securities warrants may be exercised and the expiration date of the securities warrants;

•	the terms of any right of CSX to redeem the securities warrants;

•	the terms of any right of CSX to accelerate the exercise of the securities warrants upon the occurrence of certain events;

•	whether the securities warrants will be sold with any other securities, and the date, if any, on and after which the securities warrants and the other securities will be separately transferable;

•	whether the securities warrants will be issued in registered or bearer form;

•	a discussion of certain material Federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants.

PLAN OF DISTRIBUTION

CSX may sell securities to one or more underwriters for public offering and sale by them or may sell securities to institutional investors directly or through agents who solicit or receive offers on our behalf or through dealers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular securities will set forth the terms of the offering of those securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds to CSX from that sale;

•	the expenses of the offering;

•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	the securities exchanges, if any, on which the securities will be listed.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may offer and sell securities in exchange for one or more of our outstanding issues of debt. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from CSX in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with CSX, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any institutional purchaser under those contracts will not be subject to any conditions except:

•	the purchase by that institution of the securities covered by the contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject, and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by delayed delivery contracts.

Each series of offered securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by CSX for public offering and sale may make a market in such offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for CSX in the ordinary course of business.

LEGAL OPINIONS

Cravath, Swaine & Moore LLP will issue an opinion concerning the validity of the offered securities for CSX. Certain matters relating to the formation of the Trust and the issuance of the trust preferred securities under Delaware law and the trust agreements will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and CSX. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K and our current report on Form 8-K as filed on December 10, 2007 for the fiscal year ended December 29, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 29, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.